UNITED STATES

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Spire Inc.

2018 Proxy Statement

Notice of Annual Meeting of Shareholders

What’s new ?

This year, we’ve updated our proxy statement to further explain Spire’s governance and compensation practices. We believe that providing a broader and deeper understanding of Spire and a transparent look at our perspective on governance and compensation will be beneficial as you vote this year. Inside, you’ll find updates, including:

• Reorganized content and the addition of several charts and graphics to make information more accessible;

• The ratio of the annual total compensation of Ms. Sitherwood, president and chief executive officer of Spire, to the annual total compensation of the median employee of the company, together with an explanation of how this ratio was calculated; and

• A robust description of the qualifications necessary to serve as a member of our Board and the process by which the directors evaluate the annual performance for the Board as a whole, each committee and each Board member.

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Dear fellow shareholders and employees,

Thank you for your investment in Spire and for the confidence you have placed in the Board to oversee your interests in the Company.

Strategy

The Board considers it a privilege to be stewards of this Company, playing an essential role in overseeing Spire’s long-term growth strategy. At our annual Board strategy session and at meetings throughout the year, we leverage our diverse backgrounds, broad-based experience and unique insights into strategy development and execution to guide Spire’s strategic imperatives, key priorities and long-range plans. We are steadfastly focused on achieving results and delivering on our promises.

Diversity of thought, experience and background

As Spire’s long-term strategy evolves, so do the skills, qualifications and experience our Board looks for in its director nominees. We regularly review the mix of skills, qualifications and experience of our current directors and seek to identify individuals who can help us shape Spire’s long-term growth strategy.

As part of this effort, we strive to maintain an appropriate balance of experience, tenure and diversity on the Board. Refreshing the Board is a priority, because new directors bring new perspectives and ideas. At the same time, the Board believes it is equally important to benefit from the valuable experience and continuity that longer-serving directors bring.

“We strive to maintain an appropriate balance of experience, tenure and diversity on the Board.”

Commitment to strong corporate governance

Our Board has adopted comprehensive corporate governance standards and policies to govern our activities and practices and to facilitate accountability for our actions. We believe strong corporate governance and an ethical culture are important drivers of financial integrity and sustainable performance that, in turn, lead to investor confidence. As directors, we are fully accountable to you, the shareholders, and ultimately, we believe that this accountability is integral to our success.

On behalf of our Board of Directors, thank you again for your investment and for your continued support.

Sincerely,

Edward L. Glotzbach

Chairman of the Board
Spire Inc.

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Notice of
Annual Meeting
of Shareholders

January 31, 2019

10 a.m. Central Standard Time

700 Market Street

St. Louis, MO 63101

Important notice

Your vote is important. To assure your representation at the annual meeting, please vote your shares as promptly as possible over the internet at www.ProxyVote.com or by telephone at 800-690-6903. Alternatively, you may request a paper proxy card, which you may complete, sign and return by mail.

Admission to meeting

Admission to the annual meeting is limited to those who were shareholders of record on November 30, 2018 or who bring documentation to the meeting that shows their beneficial ownership of our common stock through a broker, bank or other nominee as of November 30, 2018.

To the shareholders of Spire Inc.:

The annual meeting of shareholders of Spire Inc. (“Spire” or the “Company”) will be held on Thursday, January 31, 2019, at 10 a.m. Central Standard Time, at 700 Market Street, St. Louis, MO 63101, for the following purposes:

1.	To elect three members of the Board of Directors each to serve for a three-year term and one member of the Board of Directors to serve for a two-year term.

2.	To provide an advisory vote to approve the compensation of our named executive officers.

3.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accountant for the 2019 fiscal year.

4.	To transact such other business as may properly come before the meeting and any adjournment or postponement.

You can vote if you were a common shareholder of record on November 30, 2018.

To assure your representation at the annual meeting, you are urged to cast your vote, as instructed in the Notice of Internet Availability of Proxy Materials, via the internet or by telephone. You also may request a paper proxy card to submit your vote by mail, if you prefer.

If your shares are held by a broker, bank or nominee, please follow their voting instructions for your vote to count.

By Order of the Board of Directors,

Ellen L. Theroff

Corporate Secretary

December 14, 2018

Spire Inc. | 2018 Proxy Statement	3

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Proxy statement summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Spire at a glance

Our company	Our mission	Our strategy

Fifth largest publicly traded natural gas company in the country serving customers in Alabama, Mississippi and Missouri. Our gas-related businesses include gas marketing and gas storage services.	Answer every challenge, advance every community and enrich every life through the strength of our energy.	We are committed to transforming our business and pursuing growth through: • Growing organically • Investing in infrastructure • Acquiring and integrating • Innovation and technology

About Spire

Spire (NYSE: SR) serves 1.7 million customers every day making us the fifth largest publicly traded natural gas company in the country. We help families and business owners fuel their daily lives through our gas utilities serving Alabama, Mississippi and Missouri. Our other gas-related businesses include Spire Marketing, which provides natural gas marketing and related services, Spire STL Pipeline and Spire Storage. We are transforming our business and pursuing growth through 1) growing organically, 2) investing in infrastructure, 3) acquiring and integrating, and 4) innovation and technology.

Our energy

At Spire, we believe energy exists to help people. To warm their homes, grow their businesses and advance their communities. It’s a simple idea, but it’s at the heart of what we do.

It’s this belief that guides us as we explore new and better ways to serve our customers. From how we upgrade infrastructure to how we answer a customer’s call, we’re using our energy to move our industry forward and redefine what it means to serve.

Transforming our business

In 2018, we continued to grow our business, adding value for customers and shareholders.

•	We continued to focus on organic growth, adding customers and increasing our margins

•	We further refined our approach to economic development and increased our investment in new business by more than 40 percent

•	We invested nearly $500 million in capital during 2018 to further grow and advance our businesses

•	We upgraded our utility infrastructure to enhance the safety, reliability and efficiency of our distribution system

•	We made enhancements to our information technology platforms to improve customer service and operations and to further integrate our utility businesses

•	We invested in pipeline and storage assets to build a foundation for future growth

•	We are poised to invest $2.6 billion in capital in our businesses for the five-year period 2018-2022 to support our targeted long-term annual net economic earnings per share growth of 4 to 7 percent

Spire’s fiscal year 2018 corporate performance

The following table provides information on the Company’s performance in the last two fiscal years, which was a critical consideration in the Company’s determination of appropriate executive compensation. For the fiscal year ended September 30, 2018, the Company reported an increase in consolidated net income to $214.2 million from $161.6 million for fiscal year 2017. Net income and earnings per share are determined in accordance with accounting principles generally accepted in the United

www.SpireEnergy.com	Spire Inc. | 2018 Proxy Statement	4

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States of America (“GAAP”). Management also uses the non-GAAP measures of net economic earnings and net economic earnings per share when internally evaluating and reporting results of operations as discussed on pages 29 and 30 in the Company’s Annual Report on Form 10-K for the year ended September 30, 2018 (the “2018 10-K”). Net economic earnings for 2018 were $183.7 million, up from $167.6 million for 2017.

The increase in net income was primarily due to the effects of the Tax Cuts and Jobs Act and much stronger results from the Gas Marketing segment. The net economic earnings improvement reflects increases for both the Gas Marketing segment and the Gas Utility segment. The results are discussed further beginning on page 32 of the 2018 10-K.

In millions, except per share amounts	Gas Utility	Gas Marketing	Other	Consolidated	Per diluted share
Year ended September 30, 2018
Net income [GAAP]	$144.4	$24.9	$44.9	$214.2	$4.33
Adjustments, pre-tax:
Missouri regulatory adjustments	30.6	—	—	30.6	0.62
Unrealized gain on energy-related derivatives	—	(4.0)	—	(4.0)	(0.08)
Realized gain on economic hedges prior to the sale of the physical commodity	—	(0.3)	—	(0.3)	(0.01)
Acquisition, divestiture and restructuring activities	0.2	—	13.4	13.6	0.28
Income tax effect of adjustments*	(9.1)	1.2	(2.4)	(10.3)	(0.21)
Effect of the Tax Cuts and Jobs Act	17.0	1.1	(78.2)	(60.1)	(1.21)
Net economic earnings (loss) [non-GAAP]	$183.1	$22.9	$(22.3)	$183.7	$3.72
Year ended September 30, 2017
Net income (loss) [GAAP]	$180.5	$3.4	$(22.3)	$161.6	$3.43
Adjustments, pre-tax:
Unrealized loss on energy-related derivatives	0.1	5.9	—	6.0	0.13
Realized gain on economic hedges prior to the sale of the physical commodity	—	(0.3)	—	(0.3)	(0.01)
Acquisition, divestiture and restructuring activities	1.5	—	2.5	4.0	0.09
Income tax effect of adjustments*	(0.6)	(2.2)	(0.9)	(3.7)	(0.08)
Net economic earnings (loss) [non-GAAP]	$181.5	$6.8	$(20.7)	$167.6	$3.56
*	Income tax effect is calculated by applying federal, state and local income tax rates applicable to ordinary income to the amounts of the pre-tax reconciling items and then adding any estimated effects of enacted state or local income tax laws for periods before the related effective date.

Our 2018 results

Consolidated Net Income	Diluted Earnings per Share		Declared Dividends per Share
$214.2M	$4.33	$3.72	$2.25
GAAP	GAAP	NON-GAAP	Up from $2.10 for FY17
Up from $161.6 million for FY17	Up from $3.43 for FY17	Up from $3.56 for FY17

Executive compensation

The Company is committed to its pay-for-performance philosophy. Basic net economic earnings per share is the key metric used to determine funding under our Annual Incentive Plan (“AIP”) in 2018. The Company also emphasizes pay-for-performance by placing most of the executives’ target total direct compensation (“TTDC”) at risk through the annual and equity incentive plans. TTDC includes the current base salary, the 2018 target AIP opportunity and the market value of the equity awards made during fiscal year 2018. Further, the largest portion of incentive pay, which is represented by the equity incentive award, focuses on long-term performance.

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Corporate social responsibility	During fiscal year 2017, we established our Corporate Social Responsibility (“CSR”) Council, which supports the implementation of the Company’s promise to answer every challenge, advance every community and enrich every life through the strength of our energy. In last year’s proxy statement, we noted that we planned to issue our first-ever CSR report in 2018 and that our report would summarize our activities and performance in the area of sustainability, including how we are operating responsibly from an environmental, social and governance perspective. So that we may issue a report that includes fiscal 2018 information, we have pushed back our planned issuance to the third quarter of fiscal 2019.

Annual meeting of shareholders

Time and date 10 a.m., Central Standard Time, on Thursday, January 31, 2019	Place 700 Market Street St. Louis, MO 63101	Record date November 30, 2018

How to vote

Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals.

By internet www.proxyvote.com	By telephone 800-690-6903	By mail Mark your proxy card or voting instruction card, date and sign it, and return it in the postage-paid envelope provided.	In person If you decide to attend the meeting in person, you will need to register upon your arrival.

Voting matters

Proposal	Board vote recommendation	Page reference (for more detail)
Election of four directors	FOR	9
Provide advisory vote to approve the compensation of our named executive officers	FOR	24
Ratification of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for fiscal year 2019	FOR	51

www.SpireEnergy.com	Spire Inc. | 2018 Proxy Statement	6

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Nominees for election (page 9)

The following chart includes summary bios and key aspects of our Board of Directors, including directors who are nominees this year. We believe the competencies currently possessed by our directors represent a solid mix of backgrounds and experiences for the Company.

Mark A. Borer Retired Chief Executive Officer and Board Member DCP Midstream Partners LP	Maria V. Fogarty Retired Senior Vice President, Internal Audit and Compliance NextEra Energy, Inc.	Edward L. Glotzbach Retired Vice Chairman, Mergers and Acquisitions Information Services Group

Age: 64	Age: 59	Age: 70
Director since: 2014	Director since: 2014	Director since: 2005
Committees:	Committees:	Committees:

	Nominee	Nominee

Rob L. Jones Retired Co-Head Bank of America Merrill Lynch Commodities, Inc.	Brenda D. Newberry Retired Chairman of the Board The Newberry Group	Stephen S. Schwartz President and Chief Executive Officer Brooks Automation, Inc.

Age: 60	Age: 65	Age: 59
Director since: 2016	Director since: 2007	Director since: 2018
Committees:	Committees:	Committees: None

Nominee		Nominee

Suzanne Sitherwood President and Chief Executive Officer Spire Inc.	John P. Stupp Jr. Chairman, President and Chief Executive Officer Stupp Bros., Inc.	Mary Ann Van Lokeren Retired Chairman and Chief Executive Officer Krey Distributing Co.

Age: 58	Age: 68	Age: 71
Director since: 2011	Director since: 2005	Director since: 2000
Committees:	Committees:	Committees:

 Chair   Audit   Compensation   Corporate Governance   Strategy

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Advisory vote to approve the compensation of our named executive officers (page 24)

As we do every year, we are again seeking shareholder advisory approval of the Company’s compensation of our named executive officers as disclosed in this proxy statement. Although the vote on this proposal is advisory and nonbinding, the compensation committee and Board will review the results of the vote and consider the collective views of our shareholders in future determinations concerning our executive compensation program.

Independent registered public accountant (page 51)

We are asking shareholders to ratify the selection of Deloitte as our independent registered public accountant for fiscal year 2019. The table contains summary information with respect to Deloitte’s fees for services provided in fiscal years 2018 and 2017.

	2018	2017
Audit fees	$2,200,000	$2,200,000
Audit-related fees	147,800	142,000
Tax fees	29,256	31,484
All other fees	1,895	1,895
Total	$2,378,951	$2,375,379

www.SpireEnergy.com	Spire Inc. | 2018 Proxy Statement	8

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Proposal 1: Election of directors

The Board of Directors is divided into three classes. Directors Newberry, Sitherwood and Van Lokeren, whose terms will expire upon the election of directors at the meeting on January 31, 2019, have been nominated to stand for reelection for terms expiring upon the election of their successors in January 2022 or their earlier removal or resignation from office. In November, the Board appointed Stephen S. Schwartz to serve as a director until the annual meeting on January 31, 2019 and nominated him to stand for reelection for a term expiring upon the election of his successor in January 2021 or his earlier removal or resignation from office. The persons named as proxies intend to vote FOR the election of the four nominees.

If any nominee becomes unavailable to serve for any reason before the meeting, which is not anticipated, the proxies will vote the shares indicated for that nominee for a person to be selected by our Board of Directors.

Information about the nominees and directors

Nominees for terms expiring in 2022

Brenda D. Newberry
Age: 65 Director since: 2007 Independent Committees:

Ms. Newberry retired in May 2010 as chairman of the board of The Newberry Group, a provider of information technology consulting services on a global basis, specializing in information systems, technology infrastructure, data and network security and project management services. Ms. Newberry founded The Newberry Group in 1996 with her husband. Between 2007 and 2014, she also served as a director of Enterprise Financial Services Corp.

Skills relevant to Spire:

Ms. Newberry provides insight into the Company’s information technology strategy and related risks and exposures. Further, her experience in creating and building her own businesses assists the Company as it considers growth opportunities, and her government contractor experience provides insight into conducting business in a highly regulated industry.

Other public directorships: None

Suzanne Sitherwood
Age: 58 Director since: 2011 Management Committee:

Ms. Sitherwood has served as the Company’s president since September 1, 2011 and chief executive officer since February 1, 2012.

Skills relevant to Spire:

Ms. Sitherwood has more than 37 years’ experience in the natural gas industry. Over the course of her career, Ms. Sitherwood has gained extensive management and operational experience and has demonstrated a strong track record of leadership, strategic vision and business acumen. Under Ms. Sitherwood’s leadership, the Company’s natural gas utility business has grown from 625,000 customers to nearly 1.7 million customers, and the Company’s enterprise value has grown from $1.3 billion in 2012 to $6.3 billion as of November 1, 2018.

Other public directorships: Alcoa Corporation, where she sits on the Audit Committee and Safety, Sustainability and Public Issues Committee, and the Federal Reserve Bank of St. Louis, where she serves as deputy chair of the board.

 Chair   Audit   Compensation   Corporate Governance   Strategy

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Mary Ann Van Lokeren
Age: 71 Director since: 2000 Independent Committees:

Ms. Van Lokeren retired as chairman and chief executive officer of Krey Distributing Co., an Anheuser-Busch wholesaler, in October 2006. She served in that capacity from December 1986.

Skills relevant to Spire:

With her prior experience as CEO of one of the largest Anheuser-Busch wholesalers in Missouri, Ms. Van Lokeren has business and leadership expertise that assists the Board as it evaluates the Company’s financial and operational risks, controls and strategy. Further, her prior experience on other public company boards provides insight as to the Board’s role in oversight of management as well as corporate governance.

Other public directorships: Retired from the board of Masco Corporation in May 2018.

Nominee for term expiring in 2021

Stephen S. Schwartz
Age: 59 Director since: 2018 Independent Committees: None

Dr. Schwartz joined Brooks Automation, Inc. in April 2010 as president and continued to serve in that role until August 2013. He was re-appointed president in May 2016. On October 1, 2010, he became chief executive officer and continues to serve in that role. Dr. Schwartz had previously served, from August 2002 until April 20, 2009, as chief executive officer and a director of Asyst Technologies, Inc., a manufacturer of integrated hardware and software automation systems primarily directed at the semiconductor manufacturing industry. He was elected chairman of Asyst in January 2003. Asyst filed for bankruptcy protection under Chapter 11 of the United States bankruptcy act on April 24, 2009, and Asyst’s assets have since been liquidated.

Skills relevant to Spire:

Dr. Schwartz has extensive leadership, operational, strategic, and financial management and reporting experience as chief executive officer of a successful public company and brings to the Board a unique perspective with regard to innovation and technology based on his experience in the automation manufacturing space.

Other public directorships: Brooks Automation, Inc.

 Chair   Audit   Compensation   Corporate Governance   Strategy

Your Board of Directors recommends a vote “FOR” election of the above nominees as directors.

www.SpireEnergy.com	Spire Inc. | 2018 Proxy Statement	10

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Directors with terms expiring in 2020

Edward L. Glotzbach
Age: 70 Director since: 2005 Independent Committees:

Mr. Glotzbach served as vice chairman, mergers and acquisitions, of Information Services Group from November 2007, when it acquired Technology Partners International, Inc., until his retirement in March 2012. From December 2004 to November 2007, he served as president and chief executive officer of Technology Partners International, Inc., an organization that assists clients with the evaluation, negotiation, implementation and management of information technology and business process sourcing initiatives. From October 2003 to December 2004, he served as vice president and chief financial officer of the firm. From 1970 to September 2003, he served in many positions with SBC Communications, with his most recent position there being executive vice president and chief information officer for six years.

Skills relevant to Spire:

Mr. Glotzbach brings to the Board business and leadership experience as an executive of a public company, regulated utility experience as a former executive of a telephone utility regulated by the Missouri Public Service Commission, financial expertise having served as a chief financial officer at other companies, and information technology expertise given his experience at Information Services Group and his chief information officer experience at a major telephone company. He also provides insight to the Company as to potential exposures and risks in those areas.

Other public directorships: None

Rob L. Jones
Age: 60 Director since: 2016 Independent Committees:

Mr. Jones is currently an executive in residence at the McCombs School of Business at the University of Texas. He served as co-head of Bank of America Merrill Lynch Commodities, Inc. (MLC) from 2007 until his retirement in March 2012. MLC is a global commodities trading business and a wholly owned subsidiary of Bank of America Merrill Lynch. Prior to taking leadership of MLC, he served as head of Merrill Lynch’s Global Energy and Power Investment Banking Group. An investment banker with Merrill Lynch and The First Boston Corporation for over 20 years, Mr. Jones worked extensively with a variety of energy and power clients, with a particular focus on the natural gas and utility sectors.

Skills relevant to Spire:

Mr. Jones’ experience in financial roles in the energy banking industry, with a particular focus on the natural gas and utility sectors, as well as his experience as a lead independent director of a publicly traded partnership, add a unique dimension to the Board and provide insight into the capital markets and financial risks and strategies.

Other public directorships: Served as lead independent director for Susser Petroleum Partners, L.P. (SUSP), a publicly traded partnership, from 2012 to 2014, and since 2014 he has served on the board of directors of Shell Midstream Partners GP LLC, which is the general partner of Shell Midstream Partners, L.P. He also chairs its audit committee and serves on its conflicts committee.

John P. Stupp Jr.
Age: 68 Director since: 2005 Independent Committees:

Mr. Stupp has been president of Stupp Bros., Inc. since March 2004 and chairman and chief executive officer since March 2014 and chief executive officer of Stupp Corporation since August 1995. Through its subsidiaries, Stupp Bros., Inc. fabricates steel highway and railroad bridges, produces pipe for natural gas and oil transmission pipelines, and offers general, steel and industrial construction services. Mr. Stupp serves as a director of Stupp Bros., Inc.

Skills relevant to Spire:

As chairman, CEO and president of Stupp Bros., Inc., one of the Company’s largest shareholders with a long-term investment relationship with the Company, Mr. Stupp has historic institutional knowledge of the Company and directly represents shareholder interests. Further, his experience with the various subsidiaries and investments of Stupp Bros., Inc. provides insight as to the pipeline and other infrastructure industries on a national basis as well as insight into the regional economy.

Other public directorships: Atrion Corp., where he serves on the compensation committee and chairs the audit committee.

 Chair   Audit   Compensation   Corporate Governance   Strategy

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Directors with terms expiring in 2021

Mark A. Borer
Age: 64 Director since: 2014 Independent Committees:

Mr. Borer served as chief executive officer as well as a member of the board of directors of DCP Midstream Partners LP from November 2006 through his retirement in December 2012. DCP Midstream Partners LP is a public midstream master limited partnership that is engaged in all stages of the midstream business for both natural gas and natural gas liquids.

Skills relevant to Spire:

Mr. Borer’s experience in the midstream natural gas business gives him hands-on knowledge of the industry. His service as a CEO and member of the board of a public entity that grew significantly under his leadership provides him with experience in the operations of an energy company and the capital markets, and he possesses business and leadership expertise that assists the Board as it evaluates the Company’s financial and operational risks and strategy.

Other public directorships: Altus Midstream Company, formerly known as Kayne Anderson Acquisition Corp., where he serves on the audit committee and conflicts committee.

Maria V. Fogarty
Age: 59 Director since: 2014 Independent Committees:

Ms. Fogarty served as the senior vice president of internal audit and compliance at NextEra Energy, Inc. from 2011 through her retirement in June 2014. She previously served as vice president of internal audit at that company from 2005 to 2010 and director of internal audit from April 1993 through 2004. NextEra Energy, Inc. is a leading clean energy company and the parent company of Florida Power & Light, the largest rate-regulated electric utility in Florida.

Skills relevant to Spire:

Ms. Fogarty’s prior experience leading the audit function at a public energy company provides her knowledge of the audit and Sarbanes-Oxley requirements facing public companies today. Her industry experience at a company that grew significantly during her tenure benefits the Board, as she can provide insights into the risks, opportunities and challenges created by growth.

Other public directorships: None

 Chair   Audit   Compensation   Corporate Governance   Strategy

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Governance

Corporate governance at a glance

Board independence	• Eight out of our nine directors are independent
• Our CEO is the only management director
• Among other duties, our chairman leads executive sessions of the independent directors to discuss certain matters without management present
Board composition and diversity	• Currently, the Board has fixed the number of directors at nine
• Currently, the Board consists of four women and five men
• The Board regularly assesses its performance through Board and committee self-evaluation, as well as peer reviews of individual directors
• The corporate governance committee regularly leads the full Board in considering Board competencies and refreshment in light of Company strategy
Board committees	• We have four Board committees—audit, compensation, corporate governance and strategy
• We have a cybersecurity subcommittee that reports to the audit committee
• All committees (with the exception of the strategy committee on which our CEO serves) are composed entirely of independent directors
Leadership structure	• Our chairman is an independent director
• The Board members elect our chairman annually
Risk oversight	• Our full Board is responsible for risk oversight and has designated specific committees to lead the oversight efforts with regard to certain key risks
• Our Board oversees management as it fulfills its responsibilities for the assessment and management of risks
Open communication	• We encourage open communication and strong working relationships among the chairman, the CEO and the other directors
• Our directors have access to management and employees
Director stock ownership	• Our directors are required to own shares of our common stock equal in value to at least five times their annual cash retainer, or $425,000
Accountability to shareholders	• We use majority voting in director elections
• We actively reach out to our shareholders through our engagement program
• Shareholders can contact our Board, chairman or management by regular mail
Management succession planning	• The Board actively monitors our succession planning and people development and receives regular updates on employee engagement matters

Board and committee structure

Our Board currently consists of nine directors, eight of whom are independent. Under our Corporate Governance Guidelines, the chair may be an officer or may be an independent member of the Board, at the discretion of the Board. The Board believes it should be free to use its business judgment to determine what it believes is best for the Company in light of all the circumstances. Mr. Glotzbach is currently chairman of the Board.

Ms. Sitherwood, as chief executive officer, focuses on setting the strategy for the Company, overseeing daily operations, developing our leaders and promoting employee engagement throughout the Company. As chairman, Mr. Glotzbach leads the Board in the performance of its duties by working with the chief executive officer to establish meeting agendas and content, engaging with the leadership team between meetings and providing overall guidance as to the Board’s views and perspective.

During the 2018 fiscal year, there were seven meetings of our Board of Directors. All directors attended 75 percent or more of the aggregate number of meetings of the Board and applicable committee meetings, and all directors attended the last annual meeting of shareholders.

The standing committees of the Board of Directors include the audit, compensation, corporate governance and strategy committees.

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Qualifications required of all directors

The Board requires that each director be a person of high integrity with a proven record of success in his or her field and have the ability to devote the time and effort necessary to fulfill his or her responsibilities to the Company. Generally, the Board looks for persons who evidence personal characteristics of the highest personal and professional ethics, integrity and values; an inquiring and independent mind and practical wisdom and mature judgment; and expertise that is useful to the Company and complementary to the background and experience of other Board members.

In addition, the Board conducts interviews of potential director candidates to assess intangible qualities, including the individual’s ability to ask difficult questions and to work collegially and collaboratively. The Board does not have a specific diversity policy, but considers diversity of race, ethnicity, gender, age, cultural background and professional experience in evaluating candidates for Board membership. Diversity is important because the Board believes that a variety of points of view contribute to a more effective decision-making process.

When recommending director nominees for election by shareholders, the Board and the corporate governance committee focus on how the experience and skill set of each director nominee complements those of fellow directors to create a balanced Board with diverse viewpoints and deep expertise.

Board evaluation process

How we evaluate our Board and committee performance

Questionnaire Each director completes and submits a written questionnaire for the Board and each committee on which the director serves, providing numeric ratings and feedback regarding various aspects of the composition and performance of the Board and the committees. Results shared The results are reviewed and assembled into documents for the Board and for each committee by the corporate secretary and included in the Board and committee meeting materials. Feedback incorporated The Board and each committee reviews and discusses its respective results and determines whether it is appropriate to make membership or process changes.

How we evaluate our directors

Each year, the corporate governance committee and Board engages in discussions regarding whether the Board possesses the skills and experiences that it needs to provide oversight and direction to the business. As part of this discussion, the directors are asked to provide specific input regarding the individual directors whose terms expire at the next annual meeting.

The feedback is shared with the individual directors and serves as the basis for the Board determining whether to include these directors as a nominee in the proxy statement.

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Board committees and their membership

The following chart shows the fiscal year 2018 membership and chairs of our Board committees, committee meetings and committee member attendance.

	Number of meetings held	Borer	Fogarty	Glotzbach	Jones		Newberry	Sitherwood	Stupp	Van Lokeren
Audit	4		4	3	2	(1)	4		4
Compensation	5	5		5					5	4
Corporate governance	4		4		4		4			3
Strategy	6	6		6	6			6	6

Chair
(1)	Mr. Jones joined the audit committee in April.

Audit committee

Members Ms. Fogarty (Chair) Mr. Glotzbach Mr. Jones Ms. Newberry Mr. Stupp Meetings in fiscal 2018: 4

Key responsibilities:

The audit committee assists the Board of Directors in fulfilling the Board’s oversight responsibilities with respect to the quality and integrity of the financial statements, financial reporting process and systems of internal controls, and cybersecurity. The audit committee also assists the Board in monitoring the independence and performance of the independent registered public accountant, the internal audit department and the operation of ethics and compliance programs.

All audit committee members were determined by the Board to be independent and financially literate in accordance with New York Stock Exchange requirements. Ms. Fogarty has been determined to be the financial expert for the audit committee.

The audit committee report is included on page 51.

Compensation committee

Members Mr. Glotzbach (Chair) Mr. Borer Mr. Stupp Ms. Van Lokeren Meetings in fiscal 2018: 5

Key responsibilities:

The compensation committee assists the Board in the discharge of its responsibility relative to the compensation of the Company’s executives, reviews and makes recommendations to the Board relative to the Company’s incentive compensation and equity-based plans, reviews management’s risk assessment of the Company’s compensation practices and programs, and assists the Board in the oversight of succession planning for executive officers. The committee also oversees the investments of the defined benefit qualified pension plans.

All compensation committee members were determined by the Board to be independent in accordance with the New York Stock Exchange requirements. The committee engaged Semler Brossy Consulting Group LLC as its independent compensation consultant for fiscal year 2018.

Compensation Committee Interlocks and Insider Participation: There are no compensation committee interlocks and no insiders are members of the committee.

The compensation committee report is included on page 39.

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Corporate governance committee

Members Ms. Newberry (Chair) Ms. Fogarty Mr. Jones Ms. Van Lokeren Meetings in fiscal 2018: 4

Key responsibilities:

The corporate governance committee:

•  Considers and makes recommendations to the Board relative to corporate governance and its Corporate Governance Guidelines;

•  Assists the Board in annually assessing what skills would be beneficial to the Company for the Board to possess and whether those skills are represented sufficiently by the existing members and identifying individuals qualified to become Board members;

•  Makes recommendations to the Board regarding director compensation;

•  Assists the Board in identifying appropriate educational opportunities for Board members and encouraging periodic attendance;

•  Periodically arranges for Board education sessions addressing timely governance topics;

•  Reviews and approves any related-party transactions;

•  Recommends committee chair and member appointments to the full Board; and

•  Oversees periodic outreach to institutional shareholders regarding governance topics to assist the Board in staying informed.

All corporate governance committee members were determined by the Board to be independent in accordance with New York Stock Exchange requirements.

Strategy committee

Members Mr. Borer (Chair) Mr. Glotzbach Mr. Jones Ms. Sitherwood Mr. Stupp Meetings in fiscal 2018: 6

Key responsibilities:

The strategy committee oversees the Company’s long-range plan, investment strategies, capital structure and financial needs, including leverage, liquidity and funding sources and related matters in the context of the corporate strategy.

Risk oversight

Management is responsible for assessing and managing risk exposures on a day-to-day basis, and the Board is responsible for overseeing the Company’s risk management. In its oversight role, the Board and its committees ensure that the Company promotes a risk-aware culture and decision-making process. Several of the Board’s committees assist the Board in its risk oversight: the audit committee oversees the financial reporting, cybersecurity and related risks; the compensation committee oversees the compensation and pension plan funding risks; and the strategy committee oversees the Company’s long-range plan, investment strategies, capital structure and financial needs, including leverage, liquidity and funding sources and related matters in the context of the corporate strategy and the risks related to the Company’s corporate development strategies, capital structure and financial needs.

At the management level, the Company has an officer charged with overseeing the implementation of the enterprise risk management process at the Company. Her efforts are supported by a disclosure committee that meets at least quarterly and assists in identifying, prioritizing and monitoring risks. Because of the use of commodity-based derivatives by three of the Company’s subsidiaries, there is also a smaller risk committee that focuses on the risks and exposures in the commodity-based derivatives markets.

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Compensation risk assessment

During the past year, management, with oversight by the compensation committee, conducted a risk assessment of its overall compensation program. This risk assessment included consideration of the mix and amount of compensation:

•	in cash and equity;
•	with short-term and long-term performance goals;
•	with individual, business unit and corporate performance objectives; and
•	dependent on financial and non-financial performance measurement.

The assessment also considered the risk mitigation impact of stock ownership guidelines and retention requirements, the use of multiple types of metrics, the caps set on incentive compensation, the role of the compensation committee and its independent consultant as well as the use of the internal audit department to assess documentation of performance on the incentive-based metrics. Management regularly assesses risks related to our compensation programs, including our executive compensation programs. At the compensation committee’s direction, its independent compensation consultant Semler Brossy Consulting Group LLC and management provide ongoing information regarding compensation factors that could mitigate or encourage excessive risk-taking.

Management determined, and the committee agreed, that the risks relative to the Company’s compensation policies and practices would not result in a material adverse effect on the Company.

Director independence

The Board of Directors believes that a majority of the directors should be independent and determined that the following members were independent: Borer, Fogarty, Glotzbach, Jones, Newberry, Schwartz, Stupp and Van Lokeren. Ms. Sitherwood, president and chief executive officer, is the only non-independent member of the Board. In determining the independence of directors, the Board found that none of the directors, other than Ms. Sitherwood, have any material relationship with the Company other than as a director. In making these determinations, the Board considers all facts and circumstances as well as certain prescribed standards of independence, which are included with our Corporate Governance Guidelines at www.SpireEnergy.com in the Investors/Governance section. The Director Independence Standards adopted by the Board largely reflect the New York Stock Exchange standards, except that our adopted standards provide that the Board need not consider material the provision of natural gas service to any director or immediate family member of the director or director-related company pursuant to the tariffed rates of the Company’s utilities.

The independent members of the Board meet in executive session at least quarterly, which sessions are led by Mr. Glotzbach, the current chairman of the Board. Each quarter, the chairman solicits from other Board members topics for discussion in those sessions. Topics include, from time to time, the performance of the chief executive officer, executive succession planning, executive compensation matters and the Company’s strategy.

All of the members of the audit, compensation and corporate governance committees are independent under our Director Independence Standards as well as under the standards of the New York Stock Exchange.

Corporate governance documents

Our key corporate governance documents include:

•	Corporate Governance Guidelines;
•	Charters of each of the audit, compensation and corporate governance committees;
•	Code of Business Conduct;
•	Financial Code of Ethics;
•	Related Party Transaction Policy and Procedures;
•	Policy Regarding the Approval of Independent Registered Public Accountant Provision of Audit and Non-Audit Services; and
•	Director Independence Standards.

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All of these documents, other than the Policy Regarding the Approval of Independent Registered Public Accountant Provision of Audit and Non-Audit Services, are available at www.SpireEnergy.com in the Investors/ Governance section, and a copy of any of these documents will be sent to any shareholder upon request.

Corporate Governance Guidelines

The Board generally conducts itself in accordance with its Corporate Governance Guidelines. The guidelines, among other matters, provide:

•	the independent directors may elect a lead director if there is no independent chair;
•	the corporate governance committee will review with the Board, on an annual basis, the requisite skills, characteristics and qualifications to be sought in new Board members as well as the composition of the Board as a whole, including assessments of members’ qualification as independent and consideration of diversity, age, skills and experience in the context of the needs of the Board;
•	a director who retires, changes employment or has any other significant change in his or her professional roles and responsibilities must submit a written offer to resign from the Board; the corporate governance committee will then make a recommendation to the Board regarding appropriate action, taking into account the circumstances at that point in time;
•	directors must limit their service to a total of three boards of publicly traded companies (including our Company) and should advise the chairman of the Board and the corporate governance committee chair before accepting an invitation to serve on another public company board;
•	directors are expected to attend the annual meeting of shareholders and meetings of the Board and the committees on which they serve, and to spend the time needed, and to meet as frequently as necessary, to properly discharge their responsibilities;
•	the Board and its committees conduct annual assessments of their performance as well as assessments of the performance of each individual director whose term expires at the next annual shareholder meeting who desires to stand for reelection;
•	directors have access to executives of the Company;
•	the Board and each committee have the ability to hire independent legal, financial or other advisors as they may deem necessary, at the Company’s expense, without consulting or obtaining the approval of any officer of the Company; and
•	all new directors participate in the Company’s orientation for new directors, and directors are encouraged to attend educational programs.

Related Party Transaction Policy and Procedures

We have adopted a written Related Party Transaction Policy and Procedures, which is used by our corporate governance committee to determine whether to pre-approve transactions involving more than $100,000 with our directors, executive officers, five percent or greater shareholders, and their immediate family members. Based on its consideration of all of the relevant facts and circumstances, the committee will decide whether or not to approve the transaction and will approve only those transactions that it determines to be in the best interest of the Company. If the Company becomes aware of an existing transaction with a related party that has not been approved under the policy, the matter will be referred to the committee. The committee will evaluate all options available including ratification, revision or termination of such transaction. While the committee generally reviews and considers approval or ratification of related party transactions, the Board has delegated to the corporate governance committee chair the authority to pre-approve or ratify, as applicable, any related party transaction involving an aggregate amount of less than $100,000. The policy also includes certain transactions that are deemed pre-approved because they do not pose a significant risk of a conflict of interest. Such pre-approved transactions include the provision of natural gas service to any of the related parties by our utility subsidiaries in accordance with their respective tariffed rates and those transactions at such a level as not to be material to the Company or the related party. There were no related party transactions in fiscal year 2018 requiring committee action.

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Policy regarding the approval of independent registered public accountant provision of audit and non-audit services

Consistent with Securities and Exchange Commission (“SEC”) requirements regarding accountant independence, the audit committee recognizes the importance of maintaining the independence, in fact and appearance, of our independent registered public accountant. To this end, the audit committee adopted a policy to pre-approve all audit and permissible non-audit services provided by the independent accountant. Under the policy, the committee or its designated member must pre-approve services prior to commencement of the specified service. Any pre-approvals by the designated member between meetings will be reported to the audit committee at its next meeting. The requests for pre-approval are submitted to the audit committee or its designated member, as applicable, by both the independent accountant and the Company’s chief financial officer or designee and must include (a) a written description of the services to be provided in detail sufficient to enable the audit committee to make an informed decision with regard to each proposed service and (b) a joint statement as to whether, in their view, the request or application is consistent with the SEC’s and Public Company Accounting Oversight Board’s (“PCAOB”) rules on auditor independence. The pre-approval fee levels are established and reviewed by the audit committee periodically, primarily through a quarterly report provided to the audit committee by management. Any proposed services exceeding these levels require specific pre-approval by the audit committee. Generally, after review of the pre-approved services incurred each quarter, the audit committee resets the pre-approval dollar level. At each regularly scheduled audit committee meeting, the audit committee shall review the following:

•	A report provided by management summarizing the pre-approved services, or grouping of related services, including fees; and
•	A listing of newly pre-approved services since its last regularly scheduled meeting.

Shareholder nominee recommendations and nominee qualifications

Shareholders who wish to recommend nominees to the corporate governance committee should make their submission to the committee by October 2 preceding the annual meeting by submitting it to:

Corporate Governance Committee Chair
c/o Spire Inc.
700 Market Street
St. Louis, MO 63101
Attn: Corporate Secretary

Candidates properly recommended by shareholders will be evaluated by the committee using the same criteria as applied to other candidates as described on page 14.

Correspondence with the Board

Those who desire to communicate with the independent directors should send correspondence addressed to:

Chairman of the Board
c/o Spire Inc.
700 Market Street
St. Louis, MO 63101
Attn: Corporate Secretary

All appropriate correspondence is forwarded directly to the chairman of the Board. The Company does not, however, forward spam, sales, marketing or mass mailing materials; product or service complaints or inquiries; new product or service suggestions; resumes and other forms of job inquiries; or surveys. However, any filtered information is available to any director upon request.

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Directors’ compensation

The corporate governance committee periodically reviews director compensation relative to data of the Company’s comparator group provided by the compensation committee’s independent consultant, which was Semler Brossy Consulting Group LLC during fiscal year 2018. The basic retainers and fees payable in fiscal year 2018 are set forth below. No retainers or fees are paid to directors who are executives or employees of the Company and its subsidiaries.

Annual cash Board retainer	$ 85,000
Chair of the Board annual retainer	75,000
Audit committee chair annual retainer	15,000
Compensation committee chair annual retainer	10,000
Corporate Governance committee chair annual retainer	10,000
Other committee chair annual retainer	10,000
Annual stock Board retainer	100,000

Board and committee fees and retainers

The amount and form of the annual Board retainer are fixed from time to time by vote of the Board. For 2018, the annual retainer was $185,000, of which $85,000 was payable in cash and $100,000 was payable in shares of our common stock. The number of shares is determined by dividing $100,000 by the average closing stock price of our common stock during the 30-day period preceding the grant date and rounding to the nearest ten shares. There are no additional per-meeting fees. Beginning February 1, 2019, the annual Board retainer will be $205,000, of which $95,000 will be payable in cash and $110,000 will be payable in shares of our common stock; the Board chair annual retainer will be $100,000; and the compensation committee chair retainer will be $12,500. The Board has imposed a limit of $400,000 per director on the annual amount of the restricted stock retainer that could be approved by the Board for payment to independent directors. The table below discloses the compensation paid or earned by all those who served as Company directors in fiscal year 2018. Not included in the table is the Retirement Plan for Non-Employee Directors in which participation and benefits have been frozen since November 1, 2002. Under that plan, a non-employee director who had at least five years of service as a director as of November 1, 2002 qualified for an annual payment after retirement in an amount equal to the Board retainer at November 1, 2002 ($18,000), with such payments being made for the longer of 10 years or life. The only current director eligible for benefits under the plan is Ms. Van Lokeren.

Name	Fees earned or paid in cash	Stock awards	(1)	Nonqualified deferred compensation earnings	(2)	Total
Borer	$ 95,000	$88,480		$ 13,329		$196,809
Fogarty	100,000	88,480		6,116		194,596
Glotzbach	170,000	88,480		100,037		358,517
Jones	85,000	88,480		–		173,480
Newberry	95,000	88,480		7,376		190,856
Stupp Jr.	85,000	88,480		–		173,480
Van Lokeren	85,000	88,480		115,922		289,402
(1)	Amounts calculated are the grant date fair value of awards granted during the fiscal year using the provisions of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, “Compensation-Stock Compensation” (FASB ASC Topic 718). See Note 2, Stock-Based Compensation of the Notes to Consolidated Financial Statements in the 2018 10-K for a discussion regarding the manner in which the fair value of these awards is calculated, including assumptions used.

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The table below provides more details relative to the restricted stock awards made under the Restricted Stock Plan for Non-Employee Directors and the 2015 Equity Incentive Plan that have not yet vested:

Name	No. of shares awarded in fiscal year 2018	Aggregate no. of shares awarded and not vested at 2018 fiscal year end
Borer	1,400	–
Fogarty	1,400	–
Glotzbach	1,400	–
Jones	1,400	–
Newberry	1,400	8,950
Stupp Jr.	1,400	–
Van Lokeren	1,400	–
The February 2018 grants of 1,400 restricted shares under the 2015 Equity Incentive Plan had a six-month vesting requirement and vested on August 1, 2018 for all directors.
(2)	Represents above-market earnings in fiscal year 2018 on deferrals of fees and retainers by participating directors in the Deferred Income Plans.

Stock awards to directors were made under the Company’s Restricted Stock Plan for Non-Employee Directors, amended and approved by shareholders in January 2009, until February 1, 2012. Under these awards, participants receive cash dividends on the Company’s common stock and may vote the shares awarded even while the shares are restricted, but the restricted shares may not be sold, pledged or otherwise transferred, except in accordance with the terms of the plan. Directors Glotzbach, Stupp and Van Lokeren are fully vested in their awards under the plan. The table below shows the vesting schedule for Director Newberry’s shares.

Name	Half of plan shares vested	All of plan shares vest
Newberry	On 65th birthday in October 2018	Annual meeting January 2019

The directors are eligible to participate under the 2015 Equity Incentive Plan, and no further grants have been or will be made under the Restricted Stock Plan for Non-Employee Directors. As noted above, currently each non-employee director is awarded an annual fixed-value stock grant in the amount of $100,000. This amount will increase to $110,000 in 2019.

Beneficial ownership of Spire common stock

The following table shows, as of November 1, 2018, the number of shares of our common stock beneficially owned by (i) each person known to the Company to be the beneficial owner of more than five percent of the Company’s common stock, (ii) each current director and director nominee, (iii) each named executive officer listed in the “Summary compensation table” and (iv) all directors, nominees and executive officers as a group.

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Amount and nature of ownership

Name	Shares beneficially owned	(1)	Percent of class
M. A. Borer	8,440		*
M. C. Darrell	49,998	(2)	*
M. V. Fogarty	8,440		*
M. C. Geiselhart	23,522		*
E. L. Glotzbach	25,124		*
R. L. Jones	4,640		*
S. L. Lindsey	36,183	(2)	*
B. D. Newberry	19,290	(3)	*
S. P. Rasche	27,099	(2)	*
S. S. Schwartz	–		*
S. Sitherwood	102,787	(2)	*
J. P. Stupp Jr.	1,119,690	(4)	2.2%
M. A. Van Lokeren	25,025		*
BlackRock, Inc.	6,273,333	(5)	13.0%
American Century Companies, Inc.	3,429,663	(6)	7.1%
The Vanguard Group, Inc.	4,643,836	(7)	9.61%
All directors and executive officers as a group (13)	1,450,238		2.9%

*Less than one percent.

(1)	Except as otherwise indicated, each person has sole voting and investment power with respect to all of the shares listed.
(2)	Includes restricted non-vested shares granted under the 2015 Equity Incentive Plan, as to which a recipient has sole voting power and no current investment power as follows: M. C. Darrell – 4,730; M. C. Geiselhart – 3,450; S. L. Lindsey – 6,530; S. P. Rasche – 5,510; S. Sitherwood – 18,840. Includes 2,106 shares held by Mr. Rasche’s account in the 401(k) plan.
(3)	Includes 4,475 restricted, non-vested shares granted under the Restricted Stock Plan for Non-Employee Directors, as to which Ms. Newberry has sole voting power and no current investment power.
(4)	Includes 1,104,000 shares owned by Stupp Bros., Inc. Mr. Stupp is a director and executive officer of Stupp Bros., Inc. and has an interest in a voting trust that controls 100 percent of the stock of Stupp Bros., Inc., which is located at 3800 Weber Road, St. Louis, MO 63125. The Stupp Bros., Inc. shares are subject to a negative pledge.
(5)	Information provided as of December 31, 2017 in Schedule 13G filed on January 23, 2018 by BlackRock, Inc., whose address is 55 East 52nd Street, New York, NY 10055. The report indicates that it has 6,169,364 shares with sole voting power, 6,273,333 shares with sole investment power, and no shares with shared voting power or shared investment power. The subsidiaries included in the report were as follows:
BlackRock (Netherlands) B.V.	BlackRock Fund Advisors†
BlackRock Advisors, LLC	BlackRock Institutional Trust Company, N.A.
BlackRock Asset Management Canada Limited	BlackRock Investment Management (Australia) Limited
BlackRock Asset Management Ireland Limited	BlackRock Investment Management (UK) Limited
BlackRock Asset Management Schweiz AG	BlackRock Investment Management, LLC
BlackRock Financial Management, Inc.	BlackRock Life Limited
†	BlackRock Fund Advisors is a subsidiary of BlackRock, Inc. and beneficially owns 5 percent or greater of the outstanding shares of the Company’s stock according to the report. No other subsidiary included in the report owns 5 percent or greater of the outstanding shares of the Company’s stock according to the report.
(6)	Information provided as of December 31, 2017 in Schedule 13G filed on February 9, 2018 by American Century Companies, Inc. (“ACC”), whose address is 4500 Main Street, 9th Floor, Kansas City, MO 64111. The report indicates that it has 3,292,690 shares with sole voting power and 3,429,663 shares with sole investment power, and no shares with shared voting power or shared investment power. ACC is controlled by Stowers Institute for Medical Research, which is a beneficial owner of securities that are the subject of the report. American Century Investment Management, Inc. is a wholly owned subsidiary of ACC and an investment adviser registered under §203 of the Investment Advisers Act of 1940. American Century Capital Portfolios, Inc. is a subsidiary of ACC and an investment company registered under §8 of the Investment Company Act of 1940.
(7)	Information provided as of December 31, 2017 in Schedule 13G filed on February 12, 2018 by The Vanguard Group, Inc., whose address is 100 Vanguard Blvd., Malvern, PA 19355. The report indicates that it has 58,268 shares with sole voting power, 4,579,116 shares with sole investment power, 16,644 shares with shared voting power and 64,720 shares with shared investment power. The subsidiaries in the report, none of which owns 5 percent or greater of the Company’s shares, were:
Vanguard Fiduciary Trust Company	Vanguard Investments Australia, Ltd.

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The following table sets forth aggregate information regarding the Company’s equity compensation plan as of September 30, 2018.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	635,764	$ –	315,209
Equity compensation plans not approved by security holders	–	–	–
Total	635,764	$ –	315,209
(1)	Reflects the Company’s 2015 Equity Incentive Plan.

Information on the above-referenced equity incentive plan is set forth in Note 2, Stock-based Compensation, of the Notes to Consolidated Financial Statements in the 2018 10-K.

Stock ownership guidelines and holding requirements for non-employee directors and executive officers

To provide a direct link between director, executive officer and shareholder interests, the Company adopted a stock ownership policy. The table below indicates the number of shares directors and executive officers are expected to own under the policy.

Directors must retain 90 percent and executive officers must retain 75 percent of the net shares awarded to them under Company plans until they meet the stock ownership requirements. All directors and executive officers are currently in compliance with the stock ownership policy.

Stock ownership guidelines

Directors	5x annual cash retainer
Chief executive officer	4x base salary
Executive vice presidents	3x base salary
Senior vice presidents	2x base salary
All other officers	1x base salary

Section 16(a) beneficial ownership reporting compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers to file reports of holdings and transactions in Spire shares with the SEC and the New York Stock Exchange. Based on our records and information, in fiscal year 2018, our directors and executive officers met all applicable SEC reporting requirements.

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Proposal 2: Advisory vote to approve the compensation of our named executive officers

As required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, we are seeking your approval of the Company’s compensation of the named executive officers as disclosed in this proxy statement. Although the vote on this proposal is advisory and nonbinding, the compensation committee and Board will review the results of the vote and consider the collective views of our shareholders in future determinations concerning our executive compensation program generally and the compensation of our named executive officers in particular.

As noted in the following Compensation Discussion and Analysis (“CD&A”), the Company’s philosophy is to pay for performance by making compensation decisions based on what promotes our corporate strategy, creates shareholder value and remains equitable for the Company, its employees and its shareholders. In the process of making these decisions, we also consider the types and levels of compensation in the marketplace. We urge you to read the Compensation Discussion and Analysis section of this proxy statement, which discusses in more detail our compensation policies and procedures. Throughout the year, our compensation committee assesses our compensation programs to ensure they are consistent with our pay philosophy. In determining how to vote on this proposal, please consider our compensation governance and pay structure:

•	Recoupment: Our policy addresses recoupment of amounts from employees’ performance-based awards under the annual and equity incentive plans to the extent that they would have been materially less due to inaccurate financial statements, fraud or intentional, willful or gross misconduct.
•	Prohibition of hedging/pledging of stock: Our policy on the purchase and sale of securities generally prohibits our executive officers and directors pledging or hedging their positions in our stock so that their interests are similarly aligned with that of our shareholders. Any exceptions for an executive officer to this pledging prohibition must be approved by the chief executive officer and chairman of the Board or lead director as applicable.
•	Stock ownership requirements: Our stock ownership requirements, which are outlined on page 23, further strengthen the alignment of our executives with our shareholders.
•	Compensation balance: Most of the compensation to the named executive officers is aligned with corporate performance in areas related to our customers, our shareholders and our employees. The Company seeks to balance short-term and longer-term compensation opportunities to ensure that the Company meets short-term objectives while continuing to produce value for its shareholders over the long term.
•	Independent compensation consultant: The compensation committee’s consultant is independent.
•	Modest perquisites: The Company’s use of perquisites is modest.
•	Caps on incentive awards: We have limits on incentive compensation, which cap all potential annual incentive plan awards at 150 percent of target and all equity incentive plan awards at 200 percent of target.
•	No employment agreements or excise tax gross-up: The Company does not enter into employment agreements or provide excise tax gross-up protections.
•	No additional years of service credited: The supplemental pension plans are traditional plans that cover the compensation not included in the qualified pension plan due solely to tax limitations, and do not otherwise factor in additional compensation or additional years of service.

The Board of Directors is asking shareholders to support the Company’s named executive officer compensation as disclosed in this proxy statement. The compensation committee and the Board of Directors believe the compensation program effectively implements the Company’s compensation principles and policies, achieves the Company’s compensation objectives, and aligns the interests of the executives and shareholders. Accordingly, the Board asks shareholders to cast a nonbinding vote “FOR” the following resolution:

“RESOLVED, that the shareholders approve the compensation of the Company’s named executive officers as disclosed in this proxy statement for the annual meeting of shareholders, including the Compensation Discussion and Analysis, compensation tables and other related disclosures.”

Your Board of Directors recommends a vote “FOR” advisory approval of the compensation of our named executive officers.

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Executive compensation

Compensation Discussion and Analysis

This CD&A contains a detailed description of the Company’s executive compensation program, including our compensation philosophy, the elements of compensation that we provide to our named executive officers (“NEOs”), the process that is undertaken to determine awards of compensation, and the actual compensation provided to our NEOs in fiscal year 2018.

Our named executive officers

The Company’s NEOs for fiscal year 2018 were:

Suzanne Sitherwood President and Chief Executive Officer	Steven P. Rasche Executive Vice President, Chief Financial Officer	Steven L. Lindsey Executive Vice President, Chief Operating Officer of Distribution Operations	Mark C. Darrell Senior Vice President, General Counsel and Chief Compliance Officer	Michael C. Geiselhart Senior Vice President, Strategic Planning and Corporate Development

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Executive summary

2018 Company performance

The compensation committee (“Committee”) believes that the actions taken by the Company’s chief executive officer (“CEO”) and management team throughout fiscal year 2018 positively impacted the Company’s results and positioned the Company for continued success.

For the fiscal year ended September 30, 2018, the Company reported an increase in consolidated net income to $214.2 million from $161.6 million for fiscal year 2017. Net economic earnings for 2018 were $183.7 million ($3.73 per basic share), up from $167.6 million for 2017 ($3.57 per basic share).

Net income and earnings per share are determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management also uses the non-GAAP measures of net economic earnings and net economic earnings per share when internally evaluating and reporting results of operations as discussed on pages 29 and 30 in the Company’s Annual Report on Form 10-K for the year ended September 30, 2018 (the “2018 10-K”).

The increase in net income was primarily due to the effects of the Tax Cuts and Jobs Act and much stronger results from the Gas Marketing segment. The net economic earnings improvement reflects increases for both the Gas Marketing segment and the Gas Utility segment. The results are discussed further beginning on page 31 of the 2018 10-K.

Consolidated Net Income	Basic Net Economic Earnings per Share	Declared Dividends per Share

$214.2M	$3.73	$2.25
GAAP	NON-GAAP	Up from $2.10 for FY17
Up from $161.6 million for FY17	Up from $3.57 for FY17

Alignment of pay and performance

The graph below evidences the Company’s commitment to the pay-for-performance philosophy as it compares the Company’s basic net economic earnings per share to the Annual Incentive Plan (“AIP”) amounts earned by the NEOs. Given that Mr. Geiselhart became an NEO for the first time for fiscal year 2017, the graph excludes his AIP amounts for the performance periods prior to such dates. However, the graph reflects AIP amounts for the NEO that preceded him in fiscal years 2013 through 2016.

Basic net economic earnings per share is the key metric used to determine funding under the Company’s AIP. It is calculated like GAAP basic earnings per share except net income is replaced by net economic earnings and the weighted average shares outstanding are adjusted to exclude the impact, in the fiscal year of issuance, of shares issued to finance acquisitions that have yet to be included in net economic earnings. The earnings in the graph are based on operations for the respective years reflected in the graph. Further explanation of net economic earnings is provided on pages 31 and 32 of this proxy statement.

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The Company also emphasizes pay for performance by placing a majority of the NEOs’ target total direct compensation (“TTDC”) at risk through the annual and long-term incentive plans. TTDC includes base salary at the end of fiscal year 2018, the 2018 target AIP opportunity, and the market value (target shares multiplied by grant date stock price) of awards made under the 2015 Equity Incentive Plan (“EIP”) during fiscal year 2018. Furthermore, the equity incentive award, the largest portion of incentive pay, focuses on long-term performance. The graph to the right shows the mix of fixed (base pay) and at-risk (annual and long-term incentive) pay.

Compensation overview and philosophy

The Committee establishes the executive compensation philosophy and assists the Board in the development and oversight of all aspects of executive compensation.

Our pay-for-performance compensation philosophy promotes our corporate strategy and creates shareholder value, while remaining equitable for the Company, its executives and its shareholders. The Committee believes that its compensation practices reflect a responsible pay-for-performance culture. The Committee seeks to deliver a total compensation package that balances short-term and longer-term compensation opportunities to ensure that the Company meets short-term objectives while continuing to produce value for its shareholders over the long term.

The Committee also promotes a competitive compensation program to attract, motivate and retain key executives. Each year, the Committee reviews the Company’s pay program for its executive officers to evaluate total compensation in relation to the Company’s peer group. The Company’s compensation philosophy is to target total compensation in the median range of its peer comparator data, with actual pay dependent on Company results and the executive’s performance, skills and experience.

Pay-for-Performance The compensation program should promote our corporate strategy and create shareholder value. Balance Annual and long-term incentive opportunities should reward the appropriate balance of short- and long-term financial, strategic and operational business results. Competitiveness The compensation program should be sufficiently competitive to attract, retain and motivate a leadership team capable of maximizing Company performance.

The Committee considered the results of the advisory “say-on-pay” proposal in January 2018 when making compensation decisions. A majority (98 percent) of the votes cast approved the compensation program described in the Company’s proxy statement. The considered judgment of the Committee, which included taking into account the support from the shareholder vote, was that no significant changes to the executive compensation program were warranted.

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Best practices in executive compensation

Our executive compensation program reflects the following best practices, which ensure effective compensation governance and align interests between shareholders and executives.

What we do
Executive annual incentive plan (AIP) awards are capped at 150% of target.
Total grant value under the equity incentive plan (EIP) is capped at 200% of target.
A majority (75%) of long-term incentive compensation (shares and value) is performance-contingent.
Time-based equity awards are granted with a three-year cliff vesting schedule.
Non-vested equity awards are not accelerated after a change in control unless the executive is terminated, or the award is not assumed or substituted by the successor company.
Executives and directors are subject to stock ownership guidelines and retention requirements.
Our executive severance program standardizes severance benefits, and limits benefit triggers to termination by the Company without cause or the participant’s termination for good reason.
Our recoupment policy applies to all executive officers for performance-contingent awards made under the AIP and EIP.
What we don’t do
No employment agreements with executives.
No excise tax gross-ups for executives.
No dividends on performance-contingent stock awards prior to vesting.
No hedging or pledging of Company stock without approval of Board chair and CEO.
No excessive perquisites for executives.

Components of executive compensation

The table below provides the components and objectives of the Company’s executive compensation program.

Element	Purpose/Objective	Key features	Performance measures
Base salary	Designed to attract and retain key executive talent and to reward leadership effectiveness	Fixed portion of annual compensation

Based on factors deemed relevant by the Company, including:

• job responsibilities and performance in his or her position

• level of experience and expertise in a given area

• role in developing and executing corporate strategy

• current leadership

• comparison of salaries for similarly situated positions

Annual cash incentive	Designed to motivate and reward short-term, annual results tied to corporate, business unit and individual performance objectives	Targets are a percentage of base salary, and awards are paid in cash Actual payouts may range between 0%-150% of target, based on actual results relative to metrics	Varied weightings of corporate, business unit and individual performance metrics, depending on the individual’s role and position within the Company
Long-term incentives	Designed to encourage retention and further tie executive compensation	25% time-based restricted shares	Three-year cliff vesting period to encourage retention and further tie executive compensation to stock appreciation during that vesting period
	to stock appreciation and long-term company performance	75% performance-contingent stock units	Performance-contingent stock units vest based on the average net economic earnings per share over a three-year period, as well as total shareholder return performance relative to peer group, with each metric weighted at 50%

After reviewing market and peer group data, as well as other analysis from the Committee’s independent compensation consultant, and considering the role, experience and expertise of each executive officer, the Committee determines the appropriate balance among the components of executive compensation in the total compensation package. Generally, the Committee determines whether to make certain market adjustments to base salaries and sets target opportunities under the annual and long-term incentive programs that, when combined, produce TTDC that is consistent with the Company’s compensation philosophy.

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Summary of 2018 compensation decisions for NEOs

Suzanne Sitherwood | President and Chief Executive Officer

Age: 58 Spire experience: 7 years

Individual performance:

•   Led the executive team in another transformative year for the Company, including the activation of the Spire masterbrand across all Spire companies and regions.

•   Emphasized a company-wide focus on safety to produce an improved safety record.

•   Led the Company to produce financial results that met budget targets.

•   Oversaw the expansion of the Company’s gas-related businesses in Wyoming and Texas.

•   Continued to promote a strong internal culture of inclusion, collaboration and respect.

Base salary: The salary for Ms. Sitherwood was increased to $875,000 from $850,000, a 3% increase.

Annual incentive: Ms. Sitherwood received an annual incentive award of $858,000, representing a 98% payout against the target. Ms. Sitherwood’s annual incentive target was increased to 100% of base salary for fiscal year 2018 from 90% of base salary for fiscal year 2017.

Long-term incentive: Ms. Sitherwood received a long-term incentive grant in November 2017 valued at $1,904,893, split into 75 percent PCSUs and 25 percent TBRSs.

Steven P. Rasche | Executive Vice President, Chief Financial Officer

Age: 58 Spire experience: 9 years

Individual performance:

•   Continued to lead the financial, information technology and supply chain organizations to deliver shared service excellence.

•   Led the finance team to continue to develop and optimize financial initiatives that improve and maintain the Company’s financial health through an optimization of cash flow, capital structure, capital expenditures and infrastructure upgrades.

•   Led the information technology team to successfully leverage technology to improve internal processes and better meet the needs of our business and customers.

Base salary: The salary for Mr. Rasche was increased to $414,000 from $390,000, a 6% increase.

Annual incentive: Mr. Rasche received an annual incentive award of $243,546, representing a 98% payout against the target. Mr. Rasche’s annual incentive target remained at 60% of base salary for fiscal year 2018.

Long-term incentive: Mr. Rasche received a long-term incentive grant in November 2017 valued at $504,689, split into 75 percent PCSUs and 25 percent TBRSs.

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Steven L. Lindsey | Executive Vice President, Chief Operating Officer of Distribution Operations

Age: 52 Spire experience: 6 years

Individual performance:

•   Led operations team to continue to achieve record-breaking performance in infrastructure upgrades, including performing more than 382 miles of pipeline replacement, improving leak response times and damage prevention rates, and reducing the number of leaks across our system.

•   Continued to improve the service levels for the 1.7 million customers we serve.

•   Implemented field crisis management training as well as a program to further reduce workplace injuries.

Base salary: The salary for Mr. Lindsey was increased to $441,500 from $420,000, a 5% increase.

Annual incentive: Mr. Lindsey received an annual incentive award of $254,514, representing a 96% payout against the target. Mr. Lindsey’s annual incentive target remained at 60% of base salary for fiscal year 2018.

Long-term incentive: Mr. Lindsey received a long-term incentive grant in November 2017 valued at $617,715, split into 75 percent PCSUs and 25 percent TBRSs.

Mark C. Darrell | Senior Vice President, General Counsel and Chief Compliance Officer

Age: 60 Spire experience: 14 years

Individual performance:

•   Provided legal support for the Company’s 2018 Missouri rate cases, which increased the rate base $66.2 million and made important changes to our regulatory framework in Missouri.

•   Led the legal team responsible for the successful approval of increases in Missouri Infrastructure System Replacement Surcharge (ISRS) cases, as well as other regulatory approvals across our footprint.

•   Continued to oversee improvements in areas of compliance, security, risk enterprise and audit.

•   Supported growth of captive insurance company.

•   Provided comprehensive legal support surrounding the Spire STL Pipeline project.

Base salary: The salary for Mr. Darrell was increased to $387,000 from $367,000, a 5% increase.

Annual incentive: Mr. Darrell received an annual incentive award of $189,220, representing a 98% payout against the target. Mr. Darrell’s annual incentive target remained at 50% of base salary for fiscal year 2018.

Long-term incentive: Mr. Darrell received a long-term incentive grant in November 2017 valued at $433,038, split into 75 percent PCSUs and 25 percent TBRSs.

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Michael C. Geiselhart | Senior Vice President, Strategic Planning and Corporate Development

Age: 59 Spire experience: 12 years

Individual performance:

•   Exceeded financial targets for Gas Marketing segment, taking advantage of market opportunities.

•   Received Federal Energy Regulatory Commission certification for the Spire STL Pipeline.

•   Completed successful acquisitions of Ryckman Creek Resources, LLC and Clear Creek Storage Company, L.L.C. to expand the Company’s presence in the natural gas storage industry.

Base salary: The salary for Mr. Geiselhart was increased to $400,000 from $350,000, a 14% increase. This increase was a market adjustment to achieve a competitive salary for his role.

Annual incentive: Mr. Geiselhart received an annual incentive award of $192,261, representing a 96% payout against the target. Mr. Geiselhart’s annual incentive target remained at 50% of base salary for fiscal year 2018.

Long-term incentive: Mr. Geiselhart received a long-term incentive grant in November 2017 valued at $411,550, split into 75 percent PCSUs and 25 percent TBRSs.

Analysis of 2018 compensation decisions and actions

Base salary

In November 2017, the Committee approved merit increases to NEO salaries for fiscal year 2018. The Committee also approved a market adjustment to Mr. Geiselhart’s salary. The salary increases for the NEOs are detailed above in the “Summary of 2018 compensation decisions for NEOs.” The Committee determined that these salary adjustments properly reflected the NEOs’ contributions to the successful business growth while continuing to focus within the NEOs’ functional areas.

Annual incentive compensation

At the beginning of each fiscal year, the Board reviews and sets key performance metrics for the AIP based on the Company’s business and strategic plan for the upcoming year. Actual payments to executives are then based on the fiscal year results of the Company and the business unit, if applicable, for which the executive performs services, as well as the executive’s individual performance. The Committee, in collaboration with management, sets the targets for each metric described below, based on an analysis of prior years’ performance and an intention to achieve growth in future years. Individual objectives are set for each NEO, with such objectives relating to the executive’s functional area of responsibility and aligning with corporate strategy.

The following chart sets forth the 2018 AIP targets as a percentage of base salary and the weightings of the various metrics for each NEO:

Corporate metric

The corporate metric used in determining the AIP awards evaluates the Company’s financial success for the fiscal year. The metric used is basic net economic earnings per share (“NEEPS”). Net economic earnings exclude from net income the after-tax impacts of fair

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value accounting and timing adjustments associated with energy-related transactions, the impacts of acquisitions, divestiture and restructuring activities, and the largely non-cash impacts of other non-recurring or unusual items, such as certain regulatory, legislative or GAAP standard-setting actions.

Management believes that excluding these items provides a useful representation of the economic impact of actual settled transactions and overall results of ongoing operations. These internal non-GAAP operating metrics should not be considered as an alternative to, or more meaningful than, GAAP measures. More information regarding net economic earnings can be found in the 2018 10-K in the Non-GAAP Measures section of our Management’s Discussion and Analysis of Financial Condition and Results of Operations. The table below shows the level of performance for the corporate metric for fiscal year 2018.

Corporate metric	Threshold performance	Target performance	High performance	Actual performance	Resulting corporate metric payout percentage
Basic net economic earnings per share	$3.37	$3.75	$3.77	$3.73	96.7%

Business unit metric

The business unit metric relates to the portion of the business over which an executive has the most control and influence. Mr. Lindsey, as president and chief executive officer of Spire Missouri Inc. and chief executive officer of Spire Alabama Inc., Spire Gulf Inc., and Spire Mississippi Inc., was assigned the Gas Utility business unit. The other NEOs have not been assigned a business unit metric for AIP purposes.

The metric used to measure Gas Utility performance is operating income. Business unit operating income for AIP purposes removes the impacts related to acquisition, divestiture and restructuring activities and other non-recurring items. The table below shows the level of performance for the business unit metric for fiscal year 2018.

Business unit metric	Threshold performance	Target performance	High performance	Actual performance	Resulting business unit metric payout percentage
Gas Utility operating income	$281.0 million	$317.0 million	$336.0 million	$297.6 million	90%

Individual performance metric

Individual performance measures are generally subjective and relate to the manner in which the executive accomplishes the individual objectives set for that executive during the year. This allows for assessment of the executive’s leadership role in furthering the values and culture of the Company as well as contributing to its long-term success.

Performance status is reviewed periodically during the year, and the Committee reviews the final evaluation shortly after the end of the fiscal year but awaits the audit results before approving the final payouts. Some discretionary adjustments may be applied, where appropriate, and there are instances where objectives may be modified during the year, when warranted.

Fiscal year 2018 AIP results

After evaluating the performance of the Company and the NEOs in fiscal year 2018, the Committee approved annual incentive awards. The awards for the NEOs reflected that the 2018 fiscal year was another successful and transformative year for the Company. Performance remains high across our leadership team, as evidenced by their leadership in the Company’s continued execution of its strategy.

As a result of the performance on the metrics described herein, the NEOs earned the following amounts under the AIP.

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	Corporate	Business unit	Individual	Total annual incentive plan payout	Total annual incentive plan payout as % of target
Suzanne Sitherwood	$719,206	$ –	$138,794	$858,000	98%
Steven P. Rasche	180,152	–	63,394	243,546	98
Steven L. Lindsey	102,463	83,444	68,607	254,514	96
Mark C. Darrell	140,336	–	48,884	189,220	98
Michael C. Geiselhart	145,050	–	47,211	192,261	96

Long-term incentive compensation

The Committee approves equity grants with approximately 75 percent of the value of long-term incentives being awarded in performance-contingent stock units (“PCSUs”) and approximately 25 percent of the value being awarded in time-based restricted shares (“TBRSs”).

Grants made in fiscal year 2018

On November 8, 2017, the Committee authorized the grants of TBRSs (“2018 TBRSs”) and PCSUs (“2018 PCSUs”) to 25 officers, including all of the NEOs. The grants were made on November 15, 2017. Both the 2018 TBRSs and the 2018 PCSUs are included in the “Grants of plan-based awards” table in this proxy statement.

The 2018 TBRSs fully vest on the third anniversary of the grant date if the recipient continues employment with the Company through that date. Quarterly dividends are paid on TBRSs during the vesting period.

The 2018 PCSUs consist of stock units that become eligible to vest after a three-year performance period is complete and the Company’s average NEEPS over the performance period exceed the annualized declared dividend per share for the common stock as of the award date (“Dividend Related Earnings”). If there are no Dividend Related Earnings, the units and related dividend equivalents are forfeited. If the Company meets the Dividend Related Earnings metric, the actual number of units that vest is determined by the Committee based on the factors described below.

The factors that dictate the vesting levels of the 2018 PCSUs are average NEEPS over fiscal years 2018-2020 and a Total Shareholder Return (“TSR”) metric that compares the Company’s TSR performance to its peer group (described herein on page 34), with these metrics each weighted at 50 percent.

Performance under the NEEPS metric is measured by calculating the three-year average of the Company’s NEEPS. In the first year of the performance period, NEEPS was $3.73 on a non-diluted basis. NEEPS for fiscal years 2019 and 2020 will be added to the 2018 NEEPS amount for calculating the three-year average NEEPS to determine if performance at any level has been achieved.

These metrics may be achieved at threshold, target or high performance levels, as evaluated by the Committee. The threshold level produces vesting of 50 percent of the target level of stock units for each metric. The high performance level produces vesting of 200 percent of the target level of stock units for each metric.

Dividend equivalents on PCSUs will accrue throughout the performance period and will only be paid to the participants in proportion to the number of shares actually earned at vesting. No interest is paid on the accrued dividends.

The performance targets set for EIP grants are considered to be confidential and competitive information, particularly to the extent the performance targets relate to projected Company financial data and strategy, neither of which the Company publicly discloses. The Committee believes that targeted levels of performance for the EIP grants are challenging and will not be achieved all of the time. High performance levels will be difficult to achieve

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and will require exceptional performance. The following chart shows the vesting levels for prior fiscal years as a percentage of target.

Fiscal years	Grants vested at % of target
2012-2014	113%
2013-2015	121
2014-2016	119
2015-2017	87
2016-2018	51

With regard to the Committee’s certification of performance, the Committee, which is comprised solely of independent directors, reviews and discusses the calculations of the metrics to verify compliance with the terms of the award agreement and determines the level of performance achieved and the number of shares earned. The Committee then approves a resolution that reflects the Committee’s determinations. The PCSUs will vest only upon the Committee’s certification as to performance.

Grants that vested in 2018

On November 18, 2015, the Committee authorized the grant of TBRSs and PCSUs to 23 current officers, including all NEOs. The grants were made on December 1, 2015. These TBRSs vested on December 1, 2018.

The PCSUs were granted for the performance period of fiscal years 2016-2018. The vesting of those awards was based upon the three-year average NEEPS metric and the TSR metric based on the peer group in place at the time of grant. TSR for the Company and peer group was calculated as follows:

Total share value at the end of the performance period is calculated as the average share price for the last quarter of the performance period (July 1, 2018-September 30, 2018) plus the value of reinvested dividends. Average share price immediately prior to the grant is calculated using the average share price for the last quarter immediately prior to the grant (July 1, 2015-September 30, 2015).

In reviewing the Company’s performance over the period and in accordance with the terms of the EIP, the Committee evaluated the NEEPS metric by averaging the NEEPS for each of fiscal years 2016, 2017 and 2018. The metrics and actual performance for the 2018 PCSUs were as follows:

	Weighting	Threshold performance	Target performance	High performance	Actual performance
Total shareholder return Payout percentage	50%	25th percentile 50%	50th percentile 100%	100th percentile 200%	4th percentile 0%
Three-year average NEEPS Payout percentage	50%	$3.30 50%	$3.57 100%	$3.91 200%	$3.58 101%

TSR performance for the three-year period was low due to the consolidating nature of the natural gas industry. The Company’s peer group has reduced in size each year due to acquisitions, which may cause results that do not fully reflect the financial success achieved by the Company and its shareholders.

On November 7, 2018, the Committee certified these performance outcomes, resulting in a total of 20,138 PCSUs vesting (representing 51 percent of target) for the NEOs. A total of 13,290 TBRSs also vested for the NEOs over the last year. The table below shows the number of PCSUs and TBRSs that vested for each NEO.

Grants that vested December 1, 2018

	PCSUs	TBRSs	Total
Sitherwood	9,540	6,290	15,830
Rasche	3,061	2,020	5,081
Lindsey	3,455	2,280	5,735
Darrell	2,632	1,740	4,372
Geiselhart	1,450	960	2,410

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Executive compensation governance

Roles in executive compensation

The Committee implements and administers the Company’s compensation philosophy and engages an independent compensation consultant to provide market reference perspective and to serve as an advisor. The compensation consultant serves at the request of, and reports directly to, the Committee and does not perform other significant services for the Company.

The Committee determined that the compensation consultant is independent, and its work has not raised any conflicts of interest.

In fiscal year 2018, the Committee continued its retention of Semler Brossy Consulting Group LLC (“Semler Brossy”) to serve as its consultant. Semler Brossy is an independent firm, providing executive compensation consulting services to the Committee. Semler Brossy also provides consulting services to the corporate governance committee regarding non-employee director compensation. Semler Brossy reports to the Committee and attends all Committee meetings either in person or by telephone.

While the Committee receives advice on executive compensation from its compensation consultant, the Committee and the Board retain all decision-making authority to ensure that the decisions reflect the Company’s pay-for-performance philosophy.

The table below outlines the roles and responsibilities of the various parties in determining and deciding executive compensation.

Party	Roles and responsibilities
Compensation committee

•   Reviews and approves a compensation philosophy/policy with respect to executive officer compensation

•   Reviews and approves the evaluation process and compensation structure for the Company’s executive officers on an annual basis

•   Reviews and recommends to the Board the corporate goals and objectives for the CEO’s performance and assists the Board in evaluating the CEO’s performance in light of those goals and objectives and then sets the CEO’s current compensation, including salary, and short-term and long-term compensation on an annual basis

•   Reviews and approves the corporate goals and objectives for the executive officers’ performance, evaluates the performance of the Company’s executive officers, and approves the annual compensation, including salary, and short-term and long-term compensation for such executive officers on an annual basis

•   Administers and makes recommendations to the Board regarding cash and equity-based incentive plans

•   Reviews compensation risk assessment of the Company’s compensation policies and practices

•   Oversees the development and review of executive succession plans and assists the Board in developing and evaluating potential candidates for executive positions

Independent compensation consultant

•   Advises the Committee on performance metrics and linkage between pay and performance

•   Keeps the Committee informed of current industry and market trends

•   Makes recommendations to the Committee on companies to consider as a comparator peer group

•   Presents findings relative to the competitiveness of the Company’s executive compensation

•   Provides guidance and consultation on management’s risk assessment of the Company’s executive compensation

Independent members of the Board	• Approve compensation of the CEO
CEO

•   Evaluates the performance of all Company executive officers

•   Recommends base salary adjustments for those officers

•   Recommends promotions, as appropriate

•   Recommends awards under the AIP based on each executive officer’s performance

•   Recommends equity grants under the EIP to the executive officers, based on each officer’s strategic role in executing the corporate strategy to build long-term shareholder value

Other members of management

•   Human Resources – provides analyses, compensation data and information to the Committee and the independent compensation consultant to facilitate the Committee’s review of compensation; develops and conducts risk assessment of the Company’s executive compensation

•   Chief Financial Officer – provides reports on financial performance relative to the metrics included in the incentive programs as well as the financial impact of compensation decisions

•   Internal Audit – provides the results of its audit of performance relative to the metrics

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Compensation committee actions in 2018

The Committee’s review of the Company’s executive pay practices has continued to improve the integrity of our pay-for-performance philosophy, align the interests of our executive officers and shareholders and strengthen our governance commitment. In 2018, the Committee:

•	Reaffirmed the Company’s pay philosophy and made minor updates to provide more clarity and make each principle more actionable;

•	Undertook a detailed review and analysis of the Company’s long-term compensation performance metrics to ensure alignment with overall performance of the Company, including reviewing the appropriateness of the industry peer group that will be used for determining the relative TSR component of the PCSUs for the upcoming fiscal year;

•	Developed an annual incentive program for specific commercial positions in our marketing and trading organization for the upcoming fiscal year;

•	Continued to utilize Willis Towers Watson Energy Services Executive Compensation Survey as the primary market reference to assist the Committee in making its compensation decisions;

•	Continued the practice of awarding EIP grants to executives based on fixed value for each position, with validation of the grant levels from competitive market data;

•	Conducted an annual compensation risk assessment to evaluate the extent to which the Company’s compensation policies and practices could exacerbate enterprise risks or encourage excessive risk-taking behavior in a manner that would adversely impact the business; and

•	Reviewed and approved the use of executive talent profiles in the succession planning process as well as individual development activities.

Competitive market compensation analysis

Each year, the Committee evaluates certain comparative data when determining executive compensation levels to help ensure that compensation opportunities being delivered to our executive officers are competitive within the industry markets in which the Company competes for talent. Although the Committee reviews the data to see how the Company’s executive compensation levels compare to the median range of the Company’s comparator peer group, decisions are not guided solely by such data, as the Committee’s focus is to make compensation decisions uniquely appropriate for the Company and the individual executive officer.

To assist the Committee in its annual market review of executive officer compensation, the independent compensation consultant prepares an analysis of the market competitiveness of compensation for each executive officer. The independent compensation consultant’s analysis includes a combination of survey and peer company pay information to establish competitive market rates for base salary and annual and long-term incentives for the executive officer positions. This allows the Committee to ensure our competitive market data is robust, reliable and objective on an ongoing basis. In making compensation decisions, the Committee uses:

•	The Willis Towers Watson Energy Services Executive Compensation Survey (“WTW Survey”); and

•	Peer company data, described below in the section entitled “Use of peer group,” which provides information regarding the pay levels and compensation programs at the companies competing in our industry with whom we compete for executive talent.

Of the sources listed above, the Committee places more emphasis on the WTW Survey.

The WTW Survey is a proprietary third-party survey, and the specific identity of respondents for any given position is not provided to the Company. Because of the large variance in size among participating companies within the survey, the independent compensation consultant conducts analyses, including regression, to adjust the compensation data for differences in revenue and size. These adjustments are necessary to allow for appropriate size comparisons between our Company and the participating companies in the survey.

For each executive, the Committee determines whether target total compensation is sufficient to retain and motivate the executive. If adjustments are needed to create greater alignment with the Company’s compensation philosophy, or to reflect unique circumstances at the Company, the Committee evaluates each component of compensation (base salary, short-term incentive and long-term incentive targets) to determine where such adjustments may be required. In addition, the Committee considers other subjective factors in its compensation decisions, such as individual performance, experience, future potential and expertise.

Use of peer group

Annually, the independent compensation consultant, along with the Company’s finance leadership, reviews our peer group members and recommends a group composition that considers industry-appropriateness, business size and changes necessitated due to acquisitions and divestitures. This peer group is used as a secondary

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data point to assess executive compensation, as well as to evaluate the relative TSR metric for vesting of PCSUs. The table below shows our peers for fiscal year 2018, as well as a comparison of peer group members for fiscal years 2015-2017.

TSR has historically been determined by benchmarking the Company’s performance against a specific set of gas utility peer companies. Over time, there has been a reduction in the numbers of peers in the peer set due to the consolidating nature of the natural gas industry.

The peer group used to determine the TSR results for the PCSUs that vested in 2018 has decreased as illustrated in the table below.

The text in orange below signifies companies that have been added to or removed from the peer group each year. These changes to the peer group are taken into account by the Committee at the time of vesting. For fiscal year 2019, the peer group will be the companies that participated in the 2018 WTW Survey and have annual revenues of $1 billion to $6 billion, as well as any legacy peer group companies that did not participate in the 2018 WTW Survey.

FY15	FY16	FY17	FY18

AGL Resources Inc.

Atmos Energy Corp.
Avista Corp.
Black Hills Corp.
Chesapeake Utilities Corp.
New Jersey Resources Corp.

Northwest Natural Gas Co.

One Gas, Inc.
Piedmont Natural Gas Co., Inc.
South Jersey Industries, Inc.
Southwest Gas Corp.
Vectren Corp.
WGL Holdings, Inc.

AGL Resources Inc.

Atmos Energy Corp.
Avista Corp.
Black Hills Corp.
Chesapeake Utilities Corp.
New Jersey Resources Corp.
NiSource Inc.
Northwest Natural Gas Co.

One Gas, Inc.
Piedmont Natural Gas Co., Inc.
South Jersey Industries, Inc.
Southwest Gas Corp.
Vectren Corp.
WGL Holdings, Inc.

[acquired 7/16]

Alliant Energy
Atmos Energy Corp.
Avista Corp.
Black Hills Corp.
[removed due to size]
New Jersey Resources Corp.
NiSource Inc.
Northwest Natural Gas Co.
Northwestern Corp.
One Gas, Inc.
[acquired 10/16]
South Jersey Industries, Inc.
Southwest Gas Corp.
Vectren Corp.
WGL Holdings, Inc.

Alliant Energy
Atmos Energy Corp.
Avista Corp.*
Black Hills Corp.

New Jersey Resources Corp.
NiSource Inc.
Northwest Natural Gas Co.
Northwestern Corp.
One Gas, Inc.

South Jersey Industries, Inc.
Southwest Gas Corp.
Vectren Corp.*
WGL Holdings, Inc. [acquired 7/18]

13 peers (9 peers as of 9/30/18)	14 peers (10 peers as of 9/30/18)	13 peers (12 peers as of 9/30/18)	13 peers (*pending acquisition)

Termination and change in control

The Company believes it is important to provide officers certain compensation in the event of a termination after a change in control, particularly since it does not enter into employment agreements. In addition to the payments described below, the annual and long-term incentive benefits payable to the NEOs upon termination with or without a change in control are described in the “Potential payments upon termination or change in control” section later in this proxy statement.

Executive Severance Plan

Ms. Sitherwood and Mr. Lindsey participate in the Company’s Executive Severance Plan. The Executive Severance Plan provides for a severance benefit if a participant’s employment is terminated by the Company without cause or by the participant for good reason (such terms being defined in the plan). No payment will be made on account of a participant’s death or disability.

The severance benefit is a lump sum payment equal to the participant’s applicable percentage (200 percent for Ms. Sitherwood and 100 percent for Mr. Lindsey) of the participant’s base salary, plus a cash payment equal to the estimated cost of continued medical, dental and vision benefits for a period of 24 months for Ms. Sitherwood and 12 months for Mr. Lindsey.

In the event of a qualifying termination following a change in control, the severance benefit will be a lump sum payment equal to the participant’s applicable percentage (300 percent for Ms. Sitherwood and 200 percent for Mr. Lindsey) of the participant’s base salary plus the participant’s AIP target, plus a cash payment equal to the estimated cost of continued medical, dental and vision benefits for a period of 36 months for Ms. Sitherwood and 24 months for Mr. Lindsey.

The plan defines a change in control as (i) one or more persons acquiring 30 percent or more of the Company’s outstanding shares; (ii) replacement of a majority of the Board by individuals whose nominations were not approved by a majority of the Board; (iii) consummation of a reorganization, merger or consolidation that results in

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the Company’s shareholders no longer owning more than 50 percent of the voting power of the surviving entity’s outstanding securities; or (iv) a liquidation or dissolution of the Company, or a sale of at least 80 percent of the Company’s assets.

A participant must sign a Confidentiality, Non-Disparagement, Non-Competition and Non-Solicitation Agreement and must execute a release in order to receive a payment under the Executive Severance Plan.

Management Continuity Protection Plan

The Management Continuity Protection Plan (“MCPP”) was adopted in 1991 and was most recently restated in 2005. Effective January 1, 2015, no new participants will enter the MCPP.

Of the NEOs, Messrs. Darrell, Rasche and Geiselhart were covered by the MCPP at fiscal year-end. The MCPP provides for the payment of benefits to officers in certain termination events after a change in control, which is defined as occurring when a person acquires more than 50 percent of the voting power of securities of the Company or if a person acquires between 30 percent and 50 percent of the voting power and the Board determines that a de facto change in control has occurred.

The MCPP provides for a lump-sum payment in an amount equal to the average W-2 compensation paid to a participant for the five-year period immediately preceding cessation of employment, multiplied by 2.99 for an executive vice president or 2.00 for the other officers.

The MCPP does not provide benefit payments to those participants who have reached normal retirement age of 65 and provides no benefits if the officer is terminated for cause. The MCPP limits the amount of the benefit payable to an amount equal to the participant’s average monthly compensation for the five-year period immediately preceding the cessation of employment multiplied by the number of months until the date the participant would reach normal retirement age of 65.

If, after a change in control, a participant in the MCPP is terminated other than for cause, resigns or retires within 54 months in the case of any executive vice president, or within 42 months in the case of all other officers, then the participant is entitled to the lump sum amount described above. However, the amount is reduced for each month the participant remains employed by the Company starting with the seventh month after the change in control. The amount of the reduction is 1/48 per month for an executive vice president and 1/36 per month for all other officers.

Other Company-provided benefits

The Company believes retirement, health and welfare benefits serve an important role in the total compensation and benefits package offered to employees to assist in attracting and retaining key talent. The Company provides both Company-paid and voluntary health and welfare programs. The programs are reviewed periodically pursuant to the Company’s intent to be competitive within the industry in terms of total compensation.

Retirement plans

The Company offers its employees a defined contribution 401(k) plan that provides a Company match for all employees, including the NEOs. All of the NEOs participated in the Spire Employee Savings Plan in 2018.

The NEOs participate in a qualified defined benefit retirement plan sponsored by Spire Missouri Inc. for its employees. Spire Missouri Inc. also provides NEOs with non-qualified supplemental retirement plan benefits. More details relative to these plans are included in the “Pension plan compensation” section later in this proxy statement.

Life insurance

The Company provides a life insurance benefit for Ms. Sitherwood in an amount equal to $500,000 while employed by the Company, and the Company provides a life insurance benefit for Messrs. Rasche, Lindsey, Darrell and Geiselhart equal to 200 percent of base salary, subject to a maximum of $1,500,000 while employed by the Company. Following retirement, the Company provides a life insurance benefit equal to: 50 percent of the employee’s active life insurance benefit, subject to a maximum of $250,000, if under age 70; or 25 percent of the employee’s active life insurance benefit, subject to a maximum of $125,000, if age 70 or older. The costs for this coverage are included in the “All other compensation” column of the “Summary compensation table”.

Deferred income plans

Since 1986, the Company has offered its directors, officers and certain key employees the opportunity to defer income under deferred income plans. More details on the plans are provided in the “Non-qualified deferred compensation” section later in this proxy statement.

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Perquisites

As a matter of business philosophy, the Company provides limited perquisites or personal benefits to executive officers (including the CEO). These limited perquisites include spousal travel to industry associations that encourage spousal attendance, executive financial and tax planning, and executive wellness benefits. When an executive must relocate, perquisites may also include the payment of relocation expenses as well as the associated tax obligations.

Tax implications of the Committee’s compensation decisions

Section 162(m) of the Internal Revenue Code (“Code”) generally limits tax deductibility of compensation paid by a public company to its chief executive officer and certain other executive officers in any year to $1 million in the year compensation becomes taxable to the executive. Prior to the Tax Cuts and Jobs Act, certain compensation was exempt from the deduction limit to the extent it met the requirements to be considered “qualified performance-based compensation” as previously defined in Section 162(m). Certain arrangements entered into prior to November 2, 2017 are considered ’‘grandfathered’’ and compensation paid under such arrangements will continue to be deductible until the arrangements are materially modified.

The Committee has historically considered Section 162(m) in the design of incentive plans to preserve the corporate tax deductibility of compensation. However, in light of the changes to Section 162(m), the Committee anticipates that a larger portion of future compensation paid to our NEOs will be subject to a tax deduction disallowance under Section 162(m). The Committee recognizes that factors other than tax deductibility should be considered in determining the forms and levels of executive compensation most appropriate and in the best interests of the Company and its shareholders. Annually, the Committee reviews all compensation programs and payments, including the tax impact on the Company.

Accounting information

The Company accounts for equity incentive grants under FASB ASC Topic 718. The fair value of stock-based awards is estimated using the closing price of the Company’s common stock on the grant date or, for those with the total shareholder return modifier, using a Monte Carlo simulation model that assesses probabilities of various outcomes of market conditions. Each year, an independent third party runs the Monte Carlo simulation, which is subject to the audit procedures of the Company’s independent registered public accounting firm. During fiscal year 2018, the Company did not make any modifications to equity grants that resulted in a re-measurement of expense under the accounting rules.

Compensation committee report

The Committee has reviewed and discussed with Company management the CD&A section included in this proxy statement. Based on this review and discussion, the Committee recommended to the Board (and the Board has approved) that this CD&A be included in this proxy statement and incorporated by reference in the 2018 10-K.

Compensation committee

Edward L. Glotzbach, Chair

Mark A. Borer

John P. Stupp Jr.

Mary Ann Van Lokeren

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Executive compensation tables

Summary compensation table

The table that follows presents information about compensation for the Company’s NEOs for the last three completed fiscal years.

Salary

Salary includes amounts earned in each fiscal year. In fiscal year 2018, the Committee approved adjustments to salaries of officers at its November 2017 meeting after the appointment of officers. The amounts in this column also include any amounts of salary that the NEO may have deferred under the Spire Employee Savings Plan and the deferred income plan. Salary deferred under the deferred income plan also appears in the “Executive contributions in last FY” column of the “Non-qualified deferred compensation table” later in this proxy statement.

Bonus

The amounts in this column represent sign-on or discretionary bonuses. No such bonuses were made in fiscal year 2018. Amounts under the Company’s AIP are reported in the “Non-equity incentive plan compensation” column.

Stock awards

The amounts in this column represent the aggregate grant date fair value calculated using the provisions of FASB ASC Topic 718 exclusive of the estimate of forfeitures. For those shares subject to performance-based conditions, the value reflects the probable outcome as of the grant date.

Non-equity incentive plan compensation

This column includes incentive payments earned by the NEOs under the AIP. Further details relative to the AIP can be found in the CD&A.

Change in pension value and non-qualified deferred compensation earnings

This column includes the aggregate change in the actuarial present value of the NEOs’ accumulated benefits under the Spire Missouri Employees’ Retirement Plan and the supplemental retirement plans, as well as the above-market or preferential earnings in fiscal year 2018 on deferrals in the deferred income plan.

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Summary compensation table

Name	Year	Salary	Bonus	Stock awards	(1)	Non-equity incentive plan compensation	Change in pension value and non-qualified deferred compensation earnings	(2)	All other compensation	(3)	Total
Suzanne Sitherwood President and Chief Executive Officer	2018	$871,154	$ –	$1,904,893		$858,000	$208,799		$173,993		$4,016,839
	2017	846,635	–	1,566,544		795,000	205,208		193,636		3,607,023
	2016	820,673	–	1,548,808		830,000	170,628		165,085		3,535,194
Steven P. Rasche Executive Vice President, Chief Financial Officer	2018	410,308	–	504,689		243,546	81,299		70,736		1,310,578
	2017	379,962	–	455,833		238,423	77,276		75,877		1,227,371
	2016	359,154	–	496,991		246,975	69,355		57,789		1,230,264
Steven L. Lindsey Executive Vice President, Chief Operating Officer of Distribution Operations	2018	438,193	–	617,715		254,514	59,867		83,113		1,453,402
	2017	415,288	–	551,173		256,751	61,107		94,168		1,378,487
	2016	382,981	–	560,960		262,379	61,399		91,035		1,358,754
Mark C. Darrell Senior Vice President, General Counsel and Chief Compliance Officer	2018	383,923	–	433,038		189,220	78,152		65,598		1,149,931
	2017	358,327	–	389,095		189,933	122,452		79,709		1,139,516
	2016	355,596	–	427,477		203,459	145,091		72,212		1,203,835
Michael C. Geiselhart Senior Vice President, Strategic Planning and Corporate Development	2018	388,077	–	411,550		192,261	137,109		40,987		1,169,984
	2017	343,846	–	285,436		178,582	94,610		36,267		938,741

(1)	See the Stock-Based Compensation footnote of the consolidated financial statements in the 2018 10-K for discussions regarding the manner in which the fair value of these awards are calculated, including assumptions used. Further information regarding the 2018 awards is included in the “Grants of plan-based awards” table and “Outstanding equity awards at fiscal year-end table” elsewhere in this proxy statement. The maximum financial impact for the 2018 stock awards for the NEOs is as follows:

Sitherwood	$2,606,738
Rasche	690,805
Lindsey	845,277
Darrell	592,566
Geiselhart	563,258

The amounts for stock awards are presented excluding any actual or estimated forfeitures.

(2)	The amounts shown below in the “Above-market interest” column are also included in the amounts in the “Aggregate earnings in last FY” column of the “Non-qualified deferred compensation table” for the deferred income plans.

	Increase in pension value	Above-market interest	Total
Sitherwood	$176,482	$32,317	$208,799
Rasche	70,167	11,132	81,299
Lindsey	58,965	902	59,867
Darrell	67,174	10,978	78,152
Geiselhart	113,485	23,624	137,109

(3)	The table below provides details on the amounts included in this column for fiscal year 2018:

	401(k) match	Perquisites	(a)	Dividend equivalents	(b)	Dividends	(c)	Other	Total
Sitherwood	$13,750	$20,904		$96,949		$42,390		$ –	$173,993
Rasche	14,988	12,935		30,415		12,398		–	70,736
Lindsey	13,750	18,178		36,492		14,693		–	83,113
Darrell	12,689	14,512		27,754		10,643		–	65,598
Geiselhart	16,346	6,211		10,667		7,763		–	40,987

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(a)	Perquisites include life insurance premiums, spousal travel, executive financial planning and executive wellness benefits.
(b)	Dividend equivalents are paid on PCSUs at the time of vesting. Dividends are paid quarterly on TBRSs during the three-year vesting period.
(c)	This column includes corrected amounts for fiscal years 2016 and 2017 for quarterly dividends on TBRSs that were not reported in this column for those fiscal years. The dividends that were added to the “All other compensation” column for fiscal year 2017 are $46,450 for Ms. Sitherwood, $16,229 for Mr. Rasche, $17,350 for Mr. Lindsey, $13,106 for Mr. Darrell, and $6,567 for Mr. Geiselhart. The dividends that were added to the “All other compensation” column for fiscal year 2016 are $41,991 for Ms. Sitherwood, $14,588 for Mr. Rasche, $16,811 for Mr. Lindsey, $12,713 for Mr. Darrell, and $6,521 for Mr. Geiselhart.

Grants of plan-based awards

The plans under which grants in the table below were made are generally described in the CD&A in the “Annual incentive compensation” and “Long-term incentive compensation” sections.

Under the AIP, performance metrics and potential targets for awards are typically approved in November, with the determinations of earned award amounts made the following November, based upon corporate, business unit, if applicable, and individual performance in the most recently completed fiscal year.

Equity awards are generally considered for grant in November each year, with the grant date occurring approximately one week after the November Committee meeting. Under the EIP, the Committee may grant performance-based awards, stock appreciation rights, stock options, restricted stock shares or restricted stock units.

			Estimated future payouts under non-equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards(2)			All other		Grant date
Name	Grant date	Action date	Threshold	Target	Maximum	Threshold	(In shares) Target	Maximum	stock awards	(3)	fair value of stock awards	(4)
Sitherwood	11/8/17	11/8/17	$437,500	$875,000	$1,312,500
	11/15/17	11/8/17				8,975	17,950	35,900			$1,437,257
	11/15/17	11/8/17							5,980		467,636
Rasche	11/8/17	11/8/17	124,200	248,400	372,600
	11/15/17	11/8/17				2,380	4,760	9,520			381,133
	11/15/17	11/8/17							1,580		123,556
Lindsey	11/8/17	11/8/17	132,450	264,900	397,350
	11/15/17	11/8/17				2,910	5,820	11,640			466,007
	11/15/17	11/8/17							1,940		151,708
Darrell	11/8/17	11/8/17	96,750	193,500	290,250
	11/15/17	11/8/17				2,040	4,080	8,160			326,686
	11/15/17	11/8/17							1,360		106,352
Geiselhart	11/8/17	11/8/17	100,000	200,000	300,000
	11/15/17	11/8/17				1,940	3,880	7,760			310,672
	11/15/17	11/8/17							1,290		100,878
(1)	These columns show the range of possible payouts for AIP in fiscal year 2018. The amounts paid in fiscal year 2019 but earned based upon performance in fiscal year 2018 are included in the “Non-equity incentive plan compensation” column in the “Summary compensation table” and are based on the metrics described in the CD&A.
(2)	These columns show the range of possible payouts for the PCSU awards granted in fiscal year 2018.
(3)	This column shows the number of shares of TBRS granted in fiscal year 2018 as to which the restrictions will lapse on November 15, 2020. Details of each grant are listed in the “Outstanding equity awards at fiscal year end table”.
(4)	This column provides the grant date fair value of PCSU and TBRS awards using the provisions of FASB ASC Topic 718, exclusive of the estimate of forfeitures. For those shares in the “Estimated future payouts under equity incentive plan awards” columns, the value reflects the probable outcome on the grant date and is the same as the amount included for such shares in the “Stock awards” column for 2018 in the “Summary compensation table”.

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In November 2017, EIP awards were made to Ms. Sitherwood and Messrs. Rasche, Lindsey, Darrell and Geiselhart. These awards included PCSUs that vest upon the attainment of multi-year performance objectives. Under the terms of the awards, these units may vest if certain corporate performance metrics for the 2018-2020 fiscal year performance period are met or exceeded. The performance metrics for the units granted in fiscal year 2018 are the cumulative three-year average NEEPS over fiscal years 2018-2020 and relative TSR, which are weighted at 50 percent each. If the performance criteria are not satisfied for the fiscal years 2018-2020 performance period, the awards will be forfeited. At the conclusion of the performance period, payouts can range from 0 percent to 200 percent of target for each metric. After vesting, executives are expected to retain 75 percent of vested shares until their stock ownership requirements are met. In the event of a change in control, vesting may accelerate at the target level on a pro rata basis if the awards have not already been forfeited and the successor does not assume the award or provide a comparable award, provided that the assumed or replacement award must provide that the vesting will be accelerated if the participant is terminated without cause within 24 months of the change in control. If a participant leaves the Company due to death, disability or retirement, the participant’s award may vest on a pro rata basis if the performance metrics are met. Dividend equivalents on PCSUs are accrued throughout the performance period and paid to the participant in proportion to the amount of shares actually earned at vesting. No interest is paid on the accrued dividends. More details on these awards are included in the “Long-term incentive compensation” section of the CD&A.

Outstanding equity awards at fiscal year end table

Name	Stock award grant date	No. of shares or units of stock that have not vested	Market value of shares or units of stock that have not vested	(1)	Stock award vesting date	Equity incentive plan awards: No. of unearned shares, units or other rights that have not vested	(2)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested
Sitherwood	12/1/15	6,290	462,630		12/1/18	18,890		1,389,360
	12/1/16	6,570	483,224		12/1/19	19,270		1,450,406
	11/15/17	5,980	439,829		11/15/20	17,950		1,320,223
Rasche	12/1/15	2,020	148,571		12/1/18	6,060		445,713
	12/1/16	1,910	140,481		12/1/19	5,740		422,177
	11/15/17	1,580	116,209		11/15/20	4,760		350,098
Lindsey	12/1/15	2,280	167,694		12/1/18	6,840		503,082
	12/1/16	2,310	169,901		12/1/19	6,940		510,437
	11/15/17	1,940	142,687		11/15/20	4,760		428,061
Darrell	12/1/15	1,740	127,977		12/1/18	5,210		383,196
	12/1/16	1,630	119,887		12/1/19	4,900		360,395
	11/15/17	1,360	100,028		11/15/20	4,080		300,084
Geiselhart	12/1/15	960	70,608		12/1/18	2,870		211,089
	12/1/16	1,200	88,260		12/1/19	3,590		264,045
	11/15/17	1,290	94,880		11/15/20	3,880		285,374
(1)	The dollar amounts in this column reflect the value calculated at $73.55 per share, the closing price of the Company stock on September 30, 2018.

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(2)	Vesting dates, performance periods and levels of awards, assuming performance metrics are met, are provided below:

Grant date	Performance period	Vesting date	Name	Threshold	Target	Maximum
12/1/15	10/1/15-9/30/18	12/1/18	Sitherwood	10,390	18,890	37,780
			Rasche	3,333	6,060	12,120
			Lindsey	3,762	6,840	13,680
			Darrell	2,866	5,210	10,420
			Geiselhart	1,579	2,870	5,740
12/1/16	10/1/16-9/30/19	12/1/19	Sitherwood	9,860	19,720	39,440
			Rasche	2,870	5,740	11,480
			Lindsey	3,470	6,940	13,880
			Darrell	2,450	4,900	9,800
			Geiselhart	1,795	3,590	7,180
11/15/17	10/1/17-9/30/17	11/15/20	Sitherwood	8,975	17,950	35,900
			Rasche	2,380	4,760	9,520
			Lindsey	2,910	5,820	11,640
			Darrell	2,040	4,080	8,160
			Geiselhart	1,940	3,880	7,760

Option exercises and stock vested in fiscal 2018 table

None of the NEOs had any stock options to exercise in fiscal year 2018, so those columns do not appear in the table below. The value column reflects the shares acquired on vesting multiplied by the closing price on the vesting date.

Name	No. of shares acquired on vesting	Value realized on vesting
Sitherwood	25,691	$2,100,239
Rasche	8,953	731,908
Lindsey	9,857	805,810
Darrell	7,575	619,256
Geiselhart	989	80,851

Pension plan compensation

The NEOs participate in the Spire Missouri Employees’ Retirement Plan, a tax-qualified defined benefit plan sponsored by Spire Missouri Inc.

Grandfathered pension benefit

Effective January 1, 2009, Spire Missouri Inc. amended its plan to change the way benefits are calculated. Prior to that date, the Plan provided benefits based on a final pay formula that used a participant’s years of credited service and average final compensation. The average final compensation is the highest consecutive three-year average of the final 10 years of employment. Participants’ years of credited service under the plan were frozen as of December 31, 2008; however, the average final pay was not frozen and will continue to be based on the highest three-year average in the final 10 years of employment. Benefits under the plan formula in effect prior to January 1, 2009 are referred to as “grandfathered benefits.” With respect to annual incentive compensation paid on or after January 1, 2013, average final compensation will exclude such incentive compensation for purposes of the grandfathered benefit. Of the NEOs, only Mr. Darrell and Mr. Geiselhart have grandfathered benefits.

While normal retirement age under the plan is age 65, participants may retire at age 60 with 10 or more years of service without reduction of the grandfathered benefit for early retirement. Retirement at age 60 is assumed in calculating the grandfathered benefits for Mr. Darrell and Mr. Geiselhart.

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Cash balance benefit

On and after January 1, 2009, the plan uses a cash balance formula that provides: (i) a cash balance credit between 4 and 10 percent of compensation (base salary and annual incentive compensation) depending on the participant’s age, and (ii) interest credits using a rate equal to an average of corporate bond rates published by the Internal Revenue Service. Benefits under the plan formula in effect on and after January 1, 2009 are referred to as “current benefits.” The cash balance credit and interest credit are applied as of December 31 of each year, on an average monthly basis, with interest compounded monthly. During fiscal year 2018, cash balance credits were as follows:

Sitherwood	9%
Rasche	9
Lindsey	8
Darrell	10
Geiselhart	9

The early retirement amount of the current benefits will be the amount credited in the participant’s cash balance account in the case of a lump sum payment. If an annuity is taken at early retirement, the benefit will be the actuarial equivalent of the lump sum amount.

Supplemental retirement benefits

The Code generally places a limit on the amount of the annual pension that can be paid from a tax-qualified defined benefit plan as well as on the amount of annual earnings that can be used to calculate a pension benefit. Since 1977, Spire Missouri Inc. has maintained a Supplemental Retirement Benefit Plan, a non-qualified plan that covers benefits that accrued through December 31, 2004 and that pays eligible employees the difference between the amount payable under the tax-qualified plan and the amount they would have received without the limits on the qualified plan or without any deferred income plan contributions. Spire Missouri Inc. adopted the Supplemental Retirement Benefit Plan II to comply with Code Section 409A, which covers grandfathered benefits accrued on and after January 1, 2005. It also adopted the Cash Balance Supplemental Retirement Benefit Plan to provide similar supplemental benefits for those that accrue on and after January 1, 2009 under the current benefit formula.

Please note the following relating to the benefits shown in the table below:

•	the Supplemental Retirement Benefit Plans are unfunded and subject to reduction or forfeiture in the event of the Company’s bankruptcy;

•	the years of credited service in the table are the same as the executives’ years of actual service as of December 31, 2008, when years of service were frozen for all participants;

•	the compensation used to determine current and grandfathered benefits under the Plans include the amounts in the “Salary” column and the amount attributable to payments under the AIP in the “Non-equity incentive plan compensation” column (for current benefits only after January 1, 2013) in the “Summary compensation table”; and

•	executives at the Company are subject to mandatory retirement at age 65 unless the Board of Directors asks them to continue working past that age.

The pension benefits in the table below were calculated using:

•	the September 30, 2018 measurement date;

•	the same assumptions as described in Note 2, Pension Plans and Other Post-retirement Benefits, of the consolidated financial statements in the 2018 10-K for the fiscal year ended September 30, 2018, except retirement at the greater of 60 or the executive’s actual age as noted above was used for the grandfathered benefit and, as required, no income growth assumption nor any forfeiture assumption was used;

•	for the grandfathered benefit, the greater of:

–	years of service, multiplied by the sum of 1.7 percent of Social Security covered compensation (a 35-year average of Social Security maximum bases) plus 2.0 percent of the highest average normal compensation during a 36-month period in the 10 years prior to the measurement date in excess of Social Security covered compensation; and

–	the highest average normal compensation during a 36-month period in the 10 years prior to the measurement date, multiplied by (i) years of service, and (ii) the benefit factor of 2.1 percent, less the executive’s estimated Social Security benefit multiplied by 1.25 percent for each year of service up to a maximum of 40 years.

•	the assumption of a 90 percent probability that the participant elects a lump sum equivalent of the monthly annuity amount described above.

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Pension benefits table

Name	Plan name	No. of years credited service	(1)	Present value of accumulated benefit	Payments during last year
Sitherwood	Laclede Gas Company Employees’ Retirement Plan	–		$189,350	$ –
	Supplemental Retirement Benefit Plans	–		792,411	–
Rasche	Laclede Gas Company Employees’ Retirement Plan	–		239,021	–
	Supplemental Retirement Benefit Plans	–		179,197	–
Lindsey	Laclede Gas Company Employees’ Retirement Plan	–		143,165	–
	Supplemental Retirement Benefit Plans	–		176,717	–
Darrell	Laclede Gas Company Employees’ Retirement Plan	4.67		684,949	–
	Supplement Retirement Benefit Plans	4.67		416,010	–
Geiselhart	Laclede Gas Company Employees’ Retirement Plan	2.33		451,405	–
	Supplemental Retirement Benefit Plans	2.33		183,798	–
(1)	As noted above, years of credited service were frozen as of December 31, 2008.

Non-qualified deferred compensation

Executives are eligible to participate in the deferred compensation plans offered by the Company.

Spire Deferred Income Plan

The Spire Inc. Deferred Income Plan covers participant deferrals made on and after January 1, 2005 and is intended to comply with Code Section 409A.

Executive deferrals

Effective January 1, 2015, the Deferred Income Plan allows participants, including the NEOs, to defer up to 50 percent of annual salary, and up to 90 percent of Annual Incentive Plan compensation.

Prior to 2015, participants could defer up to 15 percent of annual salary.

Plan investments

Effective January 1, 2016, the Spire Deferred Income Plan provides participant investment options that mirror returns in certain 401(k) plan investment funds and Company stock. Participants may also elect an annual fixed interest rate based on Moody’s Corporate Bond Rate not to exceed 120 percent of the Applicable Federal Rate.

Deferrals made prior to 2016 earn investment income equal to the greater of:

•	the Moody’s Corporate Bond Rate, plus an interest credit ranging from 1 to 3 percent depending on the age of the participant at the start of the specific plan year, or

•	a guaranteed interest rate based on the age of the participant at the start of the specific plan year.

Plan benefits

The Spire Deferred Income Plan provides retirement benefits payable in annual installments over a 15-year period based on the deferred account balance as of the date of retirement.

In the event of any other termination of employment prior to age 55, the executive will receive the deferred account balance reduced by any additional interest credits payable in a lump sum.

The Spire Deferred Income Plan provides:

•	death and disability benefits payable in a lump sum

•	a lump sum payment if the participant is terminated within two years of a change in control

For participant deferrals made after calendar 2015, the disability and change in control termination benefits are equal to the deferred account balance at the date of disability or termination.

For participant deferrals made after calendar year 2015, the death benefits are equal to the deferred account balance plus participant deferrals projected from the date of death to the end of the plan year in which death occurred.

For participant deferrals made prior to calendar year 2016, the disability deferred account balance is credited with investment income through the end of the plan year in which disability occurs.

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The benefits payable for participant deferrals prior to calendar year 2016 upon death, disability and change in control termination are equal to the greater of:

•	the present value of the deferred account balance projected through age 65, or

•	the deferred account balance accumulated through the respective termination date.

Laclede Gas Company Deferred Income Plan II

The Laclede Gas Company Deferred Income Plan II (“Deferred Income Plan II”) covers participant deferrals prior to January 1, 2005.

The Deferred Income Plan II provides similar benefits as the Spire Deferred Income Plan with the following exceptions:

•	death and disability benefits are payable in 15 annual installments, and

•	retirement benefits are payable in 15 annual installments; benefits continue for the participant’s lifetime following retirement at age 65 or later (at least 15 annual installments).

The amounts in the table below include contributions by the executive and investment earnings under both deferred compensation plans.

Non-qualified deferred compensation table

Name		Executive contributions in last FY	(1)	Company contributions in last FY	Aggregate earnings in last FY	(2)	Aggregate withdrawals/ distributions	Aggregate balance at last FYE
Sitherwood	Deferred Income Plan	$329,135		$ –	$117,943		$ –	$1,700,493
Rasche	Deferred Income Plan	205,404		–	44,388		–	785,438
Lindsey	Deferred Income Plan	24,958		–	4,142		–	78,837
Darrell	Deferred Income Plans	67,615		–	21,576		–	357,716
Geiselhart	Deferred Income Plan	174,829		–	88,100		–	998,412
(1)	The amounts in this column are also included in the “Salary” column of the “Summary compensation table”.
(2)	The amounts attributable to above-market interest on non-qualified deferred compensation in the “Change in pension value” and “Non-qualified deferred compensation earnings” column in the “Summary compensation table” and identified in footnote 2 to that table are also included in this column.

Potential payments upon termination or change in control

This section describes the potential payments and benefits to which the NEOs would have been entitled upon termination of employment, including termination of employment following a change in control, as if such termination had occurred on the last trading day of our fiscal year (September 30, 2018) using the New York Stock Exchange closing price of $73.55 per share of the Company’s stock on that date. The discussion does not include payments and benefits to the extent they are generally provided on a non-discriminatory basis to salaried employees upon termination of employment. The following table sets forth the potential payments to the NEOs upon the termination of their employment with the Company, including a termination of employment following a change in control. The table does not include retirement plan benefits payable to the executives shown in the “Pension benefits table”.

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	Cash severance	(1)	Annual incentive plan payment	(2)	Equity grants	(3)	Deferred income plan	(4)	Health benefits	(5)	Reduction due to 280G	(6)	Total payment
Suzanne Sitherwood
Voluntary termination	$ —		$875,000		$2,741,475		$1,701,983		$ —		$ —		$5,318,458
Retirement	—		875,000		2,741,475		1,701,983		—		—		5,318,458
Disability	—		875,000		3,595,881		1,765,874		—		—		6,236,755
Death	—		875,000		3,595,881		1,789,227		—		—		6,260,108
Involuntary termination	1,750,000		875,000		2,741,475		1,701,983		29,538		—		7,097,995
Change-in-control	5,250,000		875,000		4,127,158		1,758,938		44,306		—		12,055,402
Steven P. Rasche
Voluntary termination	—		248,400		830,545		785,965		—		—		1,864,910
Retirement	—		248,400		830,545		785,965		—		—		1,864,910
Disability	—		248,400		1,088,991		799,163		—		—		2,136,554
Death	—		248,400		1,088,991		813,228		—		—		2,150,619
Involuntary termination	—		248,400		830,545		785,965		—		—		1,864,910
Change-in-control	2,421,360		248,400		1,235,806		794,120		—		(653,719)		4,045,967
Steven L. Lindsey
Voluntary termination	—		264,000		—		78,158		—		—		343,058
Retirement	—		264,000		—		78,158		—		—		343,058
Disability	—		264,000		1,207,814		81,159		—		—		1,553,873
Death	—		264,000		1,207,814		83,744		—		—		1,556,458
Involuntary termination	441,500		264,000		—		78,158		20,395		—		804,953
Change-in-control	1,412,800		264,000		1,449,104		80,687		40,790		—		3,248,281
Mark C. Darrell
Voluntary termination	—		193,500		712,130		357,805		—		—		1,263,435
Retirement	—		193,500		712,130		357,805		—		—		1,263,435
Disability	—		193,500		934,047		380,239		—		—		1,507,786
Death	—		193,500		934,047		393,274		—		—		1,520,821
Involuntary termination	—		193,500		712,130		357,805		—		—		1,263,435
Change-in-control	2,020,016		193,500		1,060,022		375,413		—		—		3,648,951
Michael C. Geiselhart
Voluntary termination	—		200,000		469,065		996,182		—		—		1,665,247
Retirement	—		200,000		469,065		996,182		—		—		1,665,247
Disability	—		200,000		616,042		1,054,205		—		—		1,870,247
Death	—		200,000		616,042		1,061,630		—		—		1,877,672
Involuntary termination	—		200,000		469,065		996,182		—		—		1,665,247
Change-in-control	1,093,208		200,000		722,813		1,043,169		—		—		3,059,180
(1)	Ms. Sitherwood and Mr. Lindsey are participants in the Executive Severance Plan, which provides for a cash payment in the event of an involuntary termination, whether by the Company without cause, or by the executive for good reason, the amount of which is increased if such involuntary termination occurs within 24 months after a change in control. In the event of involuntary termination, Ms. Sitherwood’s cash payment would be based on a multiple of two times annual base salary. Mr. Lindsey’s cash payment would be based on a multiple of one times annual base salary. In the event of involuntary termination within two years following a change in control, Ms. Sitherwood’s cash payment would be based on a multiple of three times annual base salary plus target AIP. Mr. Lindsey’s cash payment would be based on a multiple of two times annual base salary plus target AIP.
Messrs. Rasche, Darrell and Geiselhart are covered by the Management Continuity Protection Plan (MCPP). The potential payments to these officers are limited to termination within 54 months for Mr. Rasche and 42 months for Mr. Darrell and Mr. Geiselhart after a change in control. This cash payment for Mr. Rasche is equal to 2.99 times average annual W-2 compensation, and this cash payment for Mr. Darrell and Mr. Geiselhart is equal to 2.0 times average annual W-2 compensation.
(2)	Upon a change in control, any awards under the AIP are deemed earned at a prorated target based on the number of completed days in the fiscal year prior to the change in control. This payment takes place whether or not a termination occurs. The AIP’s definition of change in control mirrors the definition in the Executive Severance Plan.

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If a participant’s employment ceases due to termination without cause or by death, disability or retirement, the participant is eligible to earn a prorated award based upon Company performance and the participant’s achievement of individual metrics.
(3)	Participants, including the NEOs, have outstanding PCSUs and TBRSs under the EIP. The EIP uses the same definition of change in control that is used in the AIP and the Executive Severance Plan.
Performance-Contingent Stock Units. These awards generally provide for vesting of stock units on the third anniversary of the grant date that falls after the end of the performance period, to the extent that the Committee determines and certifies that the performance criteria have been met or exceeded. A participant forfeits all non-vested awards upon the participant’s termination of employment for cause.
If during the performance period a participant dies or leaves the Company due to retirement or disability, the participant remains eligible to earn a prorated award based on the number of full months as a participant during the performance period, as the Committee may determine, if the performance contingency is satisfied.
In the event of a change in control, any outstanding awards shall be deemed earned and vested at a prorated target, based on the number of months completed in the performance period at the time of the change in control, if the award is not assumed or replaced with a comparable award by the successor or surviving entity. If the successor or surviving entity does not assume or replace the award, the award will trigger a benefit at a prorated target based on the number of full months as a participant if the participant is involuntarily terminated without cause within two years of the change in control. Dividend equivalents on PCSUs are accrued throughout the performance period and paid to the participant in proportion to the amount of shares actually earned at vesting, up to the amount of dividends that would have been paid on the target number of shares. In the event of a change in control, accrued dividend equivalents would be paid on the same prorated basis as mentioned above. The same amounts would be payable in the event of a participant’s death, retirement or termination of employment due to disability if the target level of performance is achieved. As Mr. Lindsey is not retirement-eligible, there is no accelerated vesting of any PCSUs. As a result of being retirement-eligible at the time of any termination, PCSU grants would vest on a pro-rata basis for the following individuals, at a value of:

Sitherwood	$2,565,260*
Rasche	776,197*
Darrell	665,505*
Geiselhart	439,993*

*These amounts are included in the “Equity grants” column.
Time-Based Restricted Stock. These shares generally provide for vesting on the third anniversary of the grant date. A participant forfeits all non-vested shares upon the participant’s termination of employment for any reason prior to vesting, other than as a result of a change in control or mandatory retirement requirements. None of the NEOs were subject to mandatory retirement requirements during fiscal year 2018.
If a participant’s employment is terminated by the Company without cause within two years following a change in control, the shares become vested on the earlier of the vesting date or the date of the change in control. If a participant’s employment is terminated due to mandatory retirement requirements, the shares become vested based on the number of full months from the award date to the participant’s retirement.
(4)	Under the terms of the deferred income plans, if a participant’s employment is terminated within two years of a change in control, the participant will receive a lump sum payment equal to the greater of (i) the present value of the account balance projected through age 65 using a guaranteed minimum rate of return, or (ii) the actual account balance accumulated through the termination date. However, for deferrals made on and after January 1, 2015, the lump sum payment would be equal to the participant’s account balance plus the present value of employer contributions and earnings credits that would have been made or earned on such account balance through age 65.
Upon retirement, the participant will receive the participant’s account balance in 15 installments unless the participant elected a lump sum for deferrals made on and after January 1, 2005.
In the event of death or disability, a participant or the participant’s beneficiary will receive the participant’s account balance plus the projected earnings that would have been payable if the participant had retired at age 65.
Upon any other termination of employment, the participant will receive all deferred amounts plus interest accrued at the Moody’s rate applicable to each plan year.
The amounts reflected in this table are the amounts that each executive would receive if the executive terminated on September 30, 2018. The account balance as of the end of fiscal year 2018 is reflected in the “Non-qualified deferred compensation table” above.
(5)	The Executive Severance Plan provides that the Company will provide a cash payment equal to a certain number of months of continued medical, dental and vision coverage. In the event of involuntary termination, absent a change in control, Ms. Sitherwood would receive a cash payment equal to 24 months of continued medical, dental and vision benefits, and Mr. Lindsey would receive a cash payment equal to 12 months of continued medical, dental and vision benefits. In the event of involuntary termination within two years following a change in control, Ms. Sitherwood would receive a cash payment equal to 36 months of continued medical, dental and vision benefits, and Mr. Lindsey would receive a cash payment equal to 24 months of continued medical, dental and vision benefits. The table reflects these cash payments under the “Health benefits” column. The MCPP, which governs the severance arrangements for Messrs. Rasche, Darrell and Geiselhart, does not provide for Company-paid health benefits or any cash equivalent upon termination.
(6)	Code Section 280G provides guidelines that govern payments triggered by a change in control, known as “parachute payments.” If such payments exceed 2.99 times the annual average compensation for certain individuals, the payments may trigger adverse tax consequences and excise taxes. The Company does not provide any gross-up payments for such adverse tax consequences or excise taxes under any of the arrangements.
The Executive Severance Plan provides for a “best of net” calculation whereby the reduction in the severance calculation is determined to be the better of a reduction of the calculated amount to the amount permissible under Code Section 280G or the cost to the executive of paying the 20 percent excise tax on the calculated severance payment. Based on the exemption under Code Section 280G for severance pay that is tied to a non-competition agreement, we believe that Ms. Sitherwood’s severance payment and other change in control benefits would not exceed the limits under Code Section 280G. We also believe that Mr. Lindsey’s severance payment and other change in control benefits would not exceed the limits under Code Section 280G.
The MCPP provides for the reduction of the calculated severance value to the amount permissible under Code Section 280G. This amount represents the amount the severance payment to Mr. Rasche would be reduced. No reduction is required for Mr. Darrell or Mr. Geiselhart.

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CEO pay ratio

Under Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to provide the ratio of the annual total compensation of Ms. Sitherwood, president and chief executive officer, to the annual total compensation of the median employee of the Company.

For fiscal year 2018, the median annual total compensation of all employees of the Company and its subsidiaries (other than the president and chief executive officer) was $89,539. Ms. Sitherwood’s total annual compensation for fiscal year 2018 was $4,016,839. Based on this information, the ratio of the compensation of the chief executive officer to the median annual total compensation of all other employees was estimated to be 45 to 1.

To identify the median employee, and to determine the total annual compensation of such employee, we used the following methodology. We identified our median employee as of the end of the fiscal year, September 30, 2018, using our entire workforce of 3,366 employees, and base pay, plus annual and long-term incentive compensation, for the period of October 1, 2017 through September 30, 2018. With respect to the annual total compensation of Ms. Sitherwood, we used the amount reported in the “Total” column of the “Summary compensation table”.

SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and various assumptions and, as a result, the pay ratio reported by the Company may not be comparable to the pay ratio reported by other companies.

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Proposal 3: Ratification of appointment of independent registered public accountant

The Board of Directors, upon recommendation of its audit committee, recommends that you ratify the appointment of Deloitte independent registered public accountant, to audit the books, records and accounts of Spire Inc. and its subsidiaries for the fiscal year ending September 30, 2019. A representative of Deloitte will be present at the annual meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Your Board of Directors recommends a vote “FOR” ratification of the appointment of Deloitte & Touche LLP as independent registered public accountant.

Audit committee report

The audit committee of the Board of Directors is composed of five directors who are independent as required by and in compliance with the applicable listing standards of the New York Stock Exchange and the rules of the SEC. The names of the committee members as of the date of this proxy statement appear at the end of this report. The committee operates under a written charter.

The primary function of the audit committee is oversight. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management is also responsible for maintaining appropriate accounting and financial reporting practices and policies; for establishing internal controls and procedures designed to provide reasonable assurance that the Company is in compliance with accounting standards and applicable laws and regulations; and for assessing the effectiveness of the Company’s internal control over financial reporting.

Deloitte, the Company’s independent registered public accounting firm, is responsible for planning and performing an independent audit of the financial statements in accordance with the standards of the PCAOB and to issue reports expressing an opinion, based on its audit (i) as to the conformity of the audited financial statements with generally accepted accounting principles and (ii) on the effectiveness of the Company’s internal control over financial reporting. The committee is responsible for the appointment, compensation and oversight of Deloitte.

In fulfilling its oversight responsibilities, the committee reviewed and discussed the audited financial statements in the 2018 10-K with management and Deloitte, which included a discussion of the critical accounting policies and practices used by the Company. The committee also discussed with Deloitte the matters required to be discussed under the applicable PCAOB standards.

Deloitte has provided the committee with the written disclosures and letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and the committee has discussed with Deloitte its independence.

Based on the reviews and discussions referred to above, the committee recommended to the Board of Directors that the audited financial statements referred to above be included in the 2018 10-K.

Audit committee

Maria V. Fogarty, Chair

Edward L. Glotzbach

Rob L. Jones

Brenda D. Newberry

John P. Stupp Jr.

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Fees of independent registered public accountant

The following table displays the aggregate fees for professional audit services for the audit of the financial statements for the fiscal years ended September 30, 2018 and 2017, and fees incurred for other services during those periods by the Company’s independent registered public accounting firm, Deloitte.

	2018	2017
Audit fees	$ 2,200,000	$ 2,200,000
Audit-related fees(1)	147,800	142,000
Tax fees(2)	29,256	31,484
All other fees(3)	1,895	1,895
Total	$ 2,378,951	$ 2,375,379
(1)	Audit-related fees consisted of comfort letters, consents for registration statements, work paper reviews and audit consulting.
(2)	Tax fees consisted primarily of assistance with tax planning, compliance and reporting.
(3)	All other fees consisted of an annual subscription for the accounting technical library.

The total fees for fiscal year 2018 were slightly higher than 2017. The increase in the audit-related fees is the result of increased fees related to the adoption of the new revenue standard and PCAOB standard. This increase was partially offset by lower fees for comfort letters and consents. The audit committee pre-approved all of the fees for fiscal years 2018 and 2017. The Policy Regarding the Approval of Independent Registered Public Accountant Provision of Audit and Non-Audit Services is described earlier in this proxy statement.

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Other matters

About the annual shareholders meeting

This proxy statement is furnished to solicit proxies by the Board of Directors of Spire for use at the annual meeting of its shareholders to be held on January 31, 2019, and at any adjournment or postponement of the meeting. The meeting will be held at the Company’s principal offices at 700 Market Street, St. Louis, MO 63101 at 10:00 a.m. Central Standard Time. This proxy statement is first being made available to shareholders with the annual report for its fiscal year 2018 on or about December 14, 2018.

Questions and answers about the annual meeting

Who is soliciting my vote?

The Board of Directors of the Company is soliciting your vote for the Company’s annual meeting of shareholders.

When will the meeting take place?

The annual meeting will be held on Thursday, January 31, 2019 at 10:00 a.m. Central Standard Time at the Company’s principal offices at 700 Market Street, St. Louis, MO 63101.

Who is entitled to vote at the annual meeting?

If you owned Company stock at the close of business on November 30, 2018, you may attend and vote at the annual meeting.

Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a paper copy of proxy materials?

Under the “Notice and Access” rules of the Securities and Exchange Commission (“SEC”), we are permitted to furnish proxy materials, including this proxy statement and our Annual Report on Form 10-K, to our shareholders, by providing a Notice of Internet Availability of Proxy Materials. Most shareholders will not receive printed copies unless they request them. The Notice instructs you as to how you may access proxy materials on the internet and how you may submit your proxy via the internet. If you would like to receive a paper or electronic copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice. Any request to receive proxy materials by mail or electronically will remain in effect until you revoke it.

If more than one shareholder lives in my household and I have elected to receive printed copies of the proxy materials, how can I obtain an extra copy of the proxy materials?

For those shareholders that have elected to receive printed copies of our proxy materials, under the rules of the SEC, we are permitted to deliver a single copy of the Notice or this proxy statement and our Annual Report on Form 10-K to multiple shareholders that share the same address, unless we have received contrary instructions from any such shareholder. This practice, known as “householding,” is designed to reduce our printing and postage costs. Upon written or oral request, we will mail a separate copy of this proxy statement and our Annual Report on Form 10-K to any shareholder at a shared address to which a single copy of each document was delivered. You may call, toll free, 866-540-7095, or write to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717 to request a separate copy.

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Can I vote my shares by filling out and returning the notice?

No, the Notice identifies the items to be voted on at the annual meeting; you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to: (i) vote by internet, (ii) vote by telephone and (iii) request and return a paper proxy card or voting instruction card.

Why didn’t I receive a notice in the mail regarding the internet availability of proxy materials?

If you previously elected to access proxy materials over the internet, you will not receive a Notice in the mail. You should have received an email with links to the proxy materials and online proxy voting. Also, if you previously requested paper copies of the proxy materials or if applicable regulations required delivery of the proxy materials, you will not receive the Notice.

If you received a paper copy of the proxy materials or the Notice by mail, you can eliminate paper mailings in the future by electing to receive an email that will provide internet links to these documents. Opting to receive future proxy materials online will save us the cost of producing and mailing documents and help us conserve natural resources. Enrollment for electronic delivery is effective until canceled.

Who is a shareholder of record?

You are a shareholder of record if your shares are registered directly in your name with our transfer agent, Computershare. You will receive a Notice or these proxy materials by delivery directly to you. You are entitled to vote your shares by internet, telephone, in person at the meeting, or, if you have requested printed proxy materials, by completing and returning the enclosed proxy card.

Who is a beneficial owner?

You are a beneficial owner if you hold your stock in a stock brokerage account, or through a bank or other nominee. Your shares are held in “street name” and the Notice or these proxy materials are being sent to you by your broker, bank or nominee, who is considered the shareholder of record. As a beneficial owner, you have the right to direct your broker, bank or nominee on how to vote. You may attend the annual meeting, but you will need to bring a letter or statement from that firm that shows you were a beneficial owner of Company shares on November 30, 2018. You may not vote these shares in person at the annual meeting unless you request, complete and deliver a legal proxy from your broker, bank or nominee. If you requested printed proxy materials, your broker, bank or nominee provided a voting instruction card for you to use in directing the broker, bank or nominee on how to vote your shares.

How many shares must be present to hold the annual meeting?

A majority of our issued and outstanding shares entitled to vote at the annual meeting as of the record date must be present in person or represented by proxy to have a quorum. As of November 30, 2018, there were 50,706,614 shares outstanding. Both abstentions and broker non-votes are counted as present for purposes of determining quorum.

How many votes are required for each item of business?

Election of directors

The election of directors requires the affirmative vote FOR each nominee of a majority of those shares entitled to vote and present at the meeting in person or represented by proxy. Withheld votes and abstentions will have the effect of votes against the nominee, while broker non-votes will not be considered represented and will have no effect on the outcome.

Advisory approval of the compensation of our named executive officers

This proposal, which is non-binding, requires the affirmative vote of a majority of the shares entitled to vote and present in person or represented by proxy at the meeting to be approved. Abstentions will have the effect of a vote against the proposal, while broker non-votes will not be counted as votes cast and will have no effect on the outcome.

Ratification of appointment of independent registered public accountant

This proposal requires an affirmative vote FOR of a majority of those shares entitled to vote and present at the meeting in person or represented by proxy to be approved. Abstentions will have the effect of a vote against the proposal.

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Voting matters

How do I vote?

You may vote on the internet, by telephone, by mail, or by attending the annual meeting and voting by ballot. The internet and telephone voting procedures are designed to authenticate that you are a shareholder by use of a control number. The procedures allow you to confirm that your instructions have been properly recorded. If you vote by telephone or internet, you do not need to mail back your proxy card or voting instruction card.

By internet

If you have internet access, you may submit your proxy by following the instructions provided in the Notice, or, if you requested printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card. On the internet voting site, you can confirm that your instructions have been properly recorded. If you vote on the internet, you can also request electronic delivery of future proxy materials.

By telephone

You can vote by telephone by following the instructions provided in the Notice, or, if you requested printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.

By mail

If you elected to receive printed proxy materials by mail, you may choose to vote by mail by marking your proxy card or voting instruction card, dating and signing it, and returning it in the postage-paid envelope provided. Please allow sufficient time for mailing if you decide to vote by mail.

At the annual meeting

The method or timing of your vote will not limit your right to vote at the annual meeting if you attend the annual meeting and vote in person. However, if your shares are held in the name of a bank, broker or the nominee, you must obtain a legal proxy, executed in your favor, from the holder of record to be able to vote at the annual meeting. You should allow yourself enough time prior to the annual meeting to obtain this proxy from the holder of record.

The shares voted electronically, by telephone or represented by proxy cards received, properly marked, dated, signed and not revoked, will be voted at the annual meeting.

If you hold your shares through a broker, please note that your broker will not be permitted to vote on your behalf for the first two proposals unless you provide instructions as to how to vote your shares. Voting your shares is important to ensure that you are represented at the meeting. If you have any questions about the voting process, please contact the broker where you hold your shares.

Can I vote my shares that are held in the Company’s dividend reinvestment and stock purchase plan or any of the Company’s 401(k) plans?

If you participate in the Company’s dividend reinvestment and stock purchase plan or in the Company Stock Fund of the Spire Employee Savings Plan, you are entitled to vote those shares. If you do not give voting instructions for shares owned by you through this plan, none of your shares held in the plan will be voted. To allow sufficient time for voting by the administrator and trustee of the plan, your voting instructions must be received by January 29, 2019.

How can I revoke or change my vote?

You may revoke your proxy at any time before it is voted at the meeting by:

•	Sending timely written notice of revocation to the corporate secretary;
•	Submitting another timely proxy by telephone, internet or proxy card; or
•	Attending the annual meeting and voting in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy executed in your favor from the holder of record to be able to vote at the meeting.

How many votes do I have?

You are entitled to one vote for each share that you owned on November 30, 2018.

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What happens if I don’t give specific voting instructions?

Shareholders of record

If you are a shareholder of record and you either indicate that you want to vote as recommended by the Board of Directors or you return a signed proxy card but do not indicate how you want to vote, then your shares will be voted in accordance with the recommendations of the Board of Directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the meeting. If you indicate a choice for any matter to be acted upon, the shares will be voted in accordance with your instructions.

Beneficial owners

If you hold shares in street name and do not provide instructions, your shares may constitute “broker non-votes” on certain proposals. Generally, broker non-votes occur on a non-routine proposal where a broker is not permitted to vote on that proposal without instructions from the beneficial owner and instructions are not given. Broker non-votes are considered present at the annual meeting, but not as voting on a matter. Thus, broker non-votes are counted as present for purposes of determining whether there is a quorum, but are not counted for purposes of determining whether a matter has been approved. Broker non-votes will not affect the outcome of the votes on the first two proposals. If you do not provide instructions to your broker, under the rules of the New York Stock Exchange, your broker will not be authorized to vote the shares it holds for you with respect to the first two proposals. Your broker has the discretion, however, to vote the shares it holds for you on the ratification of the independent registered public accountant.

Who counts the votes?

We hired Broadridge Investor Communications as an independent tabulator of votes to ensure confidentiality of the voting process. However, if you write comments on your proxy card, the comments will be shared with us. We also have hired IVS Associates, Inc. to serve as independent inspector of elections.

Requirements for submission of proxy proposals, nomination of directors and other business

Under the rules of the SEC, shareholder proposals intended to be included in the proxy statement for the annual meeting of shareholders in January 2020 must be received by the corporate secretary of Spire Inc. at its principal office at the address set forth on page 19 of this proxy statement by August 13, 2019.

Also, the procedures to be used by shareholders to recommend nominees to the corporate governance committee are outlined on page 19 of this proxy statement. If a shareholder seeks to nominate a person or make a shareholder proposal from the floor of the annual meeting in January 2020, notice must be received by the corporate secretary at the Company’s principal business offices no later than November 1, 2019 and not before October 1, 2019 (not less than 90 days nor more than 120 days, respectively, prior to January 30, 2020). Also, such proposal must be, under law, an appropriate subject for shareholder action to be brought before the meeting.

The chairman of the Board may refuse to allow the transaction of any business or to acknowledge the nomination of any person not made in compliance with the procedures set forth in the Company’s bylaws.

Proxy solicitation

We will pay the expense of soliciting proxies. Proxies may be solicited on our behalf by officers or employees in person or by email, telephone, fax or special letter. We have hired Morrow Sodali LLC, 470 West Avenue, Stamford, CT 06902, to assist us in the solicitation of proxies for a fee of $7,500, plus reimbursement of out-of-pocket expenses for those services.

www.SpireEnergy.com	Spire Inc. | 2018 Proxy Statement	56

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Helpful resources

Board of Directors
Spire Board	https://www.spireenergy.com/officers-directors
Board committee charters
Audit committee	http://investors.spireenergy.com/governance/governance-documents
Compensation committee	http://investors.spireenergy.com/governance/governance-documents
Corporate governance committee	http://investors.spireenergy.com/governance/governance-documents
Financial reporting
Annual Report	http://investors.spireenergy.com/filings-and-reports/annual-reports
Governance documents
Code of Business Conduct	http://investors.spireenergy.com/governance/governance-documents
Corporate Governance Guidelines	http://investors.spireenergy.com/governance/governance-documents

Weblinks are provided for convenience only, and the content on the referenced websites does not constitute a part of this proxy statement.

Contact information

Investor Relations

Scott W. Dudley Jr.

Managing Director, Investor Relations

Spire Inc.

700 Market Street, 6th Floor

St. Louis, MO 63101

314-342-0878
Scott.Dudley@SpireEnergy.com

Board of Directors

Chairman of the Board

c/o Spire Inc.

700 Market Street

St. Louis, MO 63101

Attn: Corporate Secretary

Corporate Secretary

Ellen L. Theroff

Vice President, Corporate Secretary

Spire Inc.

700 Market Street, 6th Floor

St. Louis, MO 63101

314-342-0530

Ellen.Theroff@SpireEnergy.com

Transfer Agent

Computershare Trust Company N.A.

P.O. Box 505000

Louisville, KY 40233-5000

800-884-4225

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Spire Inc.

700 Market Street

St. Louis, MO 63101

SpireEnergy.com

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SPIRE INC.
C/O COMPUTERSHARE TRUST, N.A.
P.O. BOX 30170
COLLEGE STATION, TX 77842

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

THANK YOU FOR YOUR VOTE

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E53426-P14434-Z73436

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SPIRE INC.

The Board of Directors recommends you vote FOR Proposals 1, 2 and 3.

	For All	Withhold All	For All Except
1. Election of Directors:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees for three-year term:

01) Brenda D. Newberry
02) Suzanne Sitherwood
03) Mary Ann Van Lokeren

Nominee for two-year term:

04) Stephen S. Schwartz

	For	Against	Abstain
2. Advisory nonbinding approval of resolution to approve compensation of our named executive officers.	☐	☐	☐
3. Ratify the appointment of Deloitte & Touche LLP as our independent registered public accountant for the 2019 fiscal year.	☐	☐	☐

For address change/comments, mark here. ☐
(see reverse for instructions)

Please date and sign exactly as your name, or names, appear(s). If shares are held by joint tenants, both must sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, please sign full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Annual Meeting of Shareholders
January 31, 2019
10:00 a.m.
700 Market Street, St. Louis, Missouri 63101

This year's meeting agenda:

To attend the meeting, check in with our representatives at the meeting and, if the shares are held in the name of a bank, broker or other holder of record, present proof of ownership of our common stock at check-in.

We thank you in advance for your vote this year. See the back of this card for directions on how to vote by phone or by Internet as well as how to request electronic delivery of future shareholder communications.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.spireenergy.com (Investors/Governance/Annual Meeting)

E53427-P14434-Z73436

SPIRE INC.
Proxy solicited on behalf of the Board of Directors for Annual Meeting of Shareholders on January 31, 2019

The undersigned hereby appoints Steven P. Rasche, Suzanne Sitherwood and Ellen L. Theroff and each of them as proxies with full power of substitution to represent and to vote all shares that the undersigned would be entitled to vote if present at the annual meeting of shareholders of Spire Inc. and at any adjournment and postponement thereof. The meeting will be held January 31, 2019 at 10:00 a.m. central standard time at 700 Market Street, St. Louis, Missouri 63101. The undersigned hereby revokes any proxies previously given with respect to such meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE, BUT IF NO SPECIFICATION IS MADE, IT WILL BE VOTED FOR ALL OF THE NOMINEES IN PROPOSAL 1, AND FOR PROPOSALS 2 AND 3; AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side